                                                                     Exhibit 4.6


                           SWEETHEART CUP COMPANY INC.

                                    as Issuer

                                       and

                            SWEETHEART HOLDINGS INC.

                                  as Guarantor

                                  $110,000,000

                                12% Senior Notes

                                    due 2004





                                    INDENTURE

                        Dated as of [       ] [ ] , 2003





                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                   as Trustee

                                                                     Exhibit 4.6

                                TABLE OF CONTENTS
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE........................   1
      Section 1.01.  Definitions............................................   1
      Section 1.02.  Other Definitions......................................  13
      Section 1.03.  Incorporation by Reference of Trust Indenture Act......  14
      Section 1.04.  Rules of Construction..................................  14

ARTICLE 2 THE SECURITIES....................................................  15
      Section 2.01.  Form and Dating........................................  15
      Section 2.02.  Execution and Authentication...........................  16
      Section 2.03.  Registrar and Paying Agent.............................  17
      Section 2.04.  Paying Agent to Hold Money in Trust....................  17
      Section 2.05.  Securityholder Lists...................................  17
      Section 2.06.  Transfer and Exchange..................................  17
      Section 2.07.  Replacement Securities.................................  18
      Section 2.08.  Outstanding Securities.................................  18
      Section 2.09.  Treasury Securities....................................  19
      Section 2.10.  Intentionally Omitted..................................  19
      Section 2.11.  Cancellation...........................................  19
      Section 2.12.  Defaulted Interest.....................................  19

ARTICLE 3 REDEMPTION........................................................  20
      Section 3.01.  Notices to Trustee.....................................  20
      Section 3.02.  Selection of Securities to Be Redeemed.................  20
      Section 3.03.  Notice of Redemption...................................  21
      Section 3.04.  Effect of Notice of Redemption.........................  21
      Section 3.05.  Deposit of Redemption Price............................  21
      Section 3.06.  Securities Redeemed in Part............................  22
      Section 3.07.  Optional Redemption....................................  22
      Section 3.08.  Mandatory Redemption...................................  22
      Section 3.09.  Offer to Redeem by Application of Net Proceeds.........  22

ARTICLE 4 COVENANTS.........................................................  23
      Section 4.01.  Payment of Securities..................................  23
      Section 4.02.  Maintenance of Office or Agency........................  23
      Section 4.03.  SEC Reports............................................  24
      Section 4.04.  Compliance Certificate.................................  25
      Section 4.05.  Taxes..................................................  25
      Section 4.06.  Stay, Extension and Usury Laws.........................  25
      Section 4.07.  Limitation on Restricted Payments......................  26
      Section 4.08.  Limitation on Dividends and Other Payment Restrictions
                       Affecting Subsidiaries...............................  28
      Section 4.09.  Limitation on Incurrence of Indebtedness and Issuance
                       of Disqualified Stock................................  29
      Section 4.10.  Asset Sales............................................  32
      Section 4.11.  Limitation on Transactions With Affiliates.............  34

      Section 4.12.  Limitation on Liens....................................  35
      Section 4.13.  Corporate Existence....................................  35
      Section 4.14.  Redesignation of Unrestricted Subsidiary...............  35
      Section 4.15.  Change of Control......................................  36
      Section 4.16.  Amendments to Agreement................................  37
      Section 4.17.  Maintenance of Properties..............................  37
      Section 4.18.  Maintenance of Insurance...............................  38
      Section 4.19.  Line of Business.......................................  38
      Section 4.20.  Investment Company Act.................................  38

ARTICLE 5 SUCCESSORS........................................................  38
      Section 5.01.  Merger, Consolidation or Sale of Assets................  38
      Section 5.02.  Successor Substituted..................................  39

ARTICLE 6 DEFAULTS AND REMEDIES.............................................  40
      Section 6.01.  Events of Default......................................  40
      Section 6.02.  Acceleration...........................................  42
      Section 6.03.  Other Remedies.........................................  42
      Section 6.04.  Waiver of Past Default.................................  42
      Section 6.05.  Control by Majority....................................  43
      Section 6.06.  Limitation on Suits....................................  43
      Section 6.07.  Rights of Securityholders to Receive Payment...........  43
      Section 6.08.  Collection Suit by Trustee.............................  43
      Section 6.09.  Trustee May File Proofs of Claim.......................  44
      Section 6.10.  Priorities.............................................  44
      Section 6.11.  Undertaking for Costs..................................  45

ARTICLE 7 TRUSTEE...........................................................  45
      Section 7.01.  Duties of Trustee......................................  45
      Section 7.02.  Rights of Trustee......................................  46
      Section 7.03.  Individual Rights of Trustee...........................  46
      Section 7.04.  Trustee's Disclaimer...................................  47
      Section 7.05.  Notice of Default......................................  47
      Section 7.06.  Reports by Trustee to Securityholders..................  47
      Section 7.07.  Compensation and Indemnity.............................  47
      Section 7.08.  Replacement of Trustee.................................  48
      Section 7.09.  Successor Trustee by Merger, etc.......................  49
      Section 7.10.  Eligibility; Disqualification..........................  49
      Section 7.11.  Preferential Collection of Claims Against Issuers......  49

ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE..........................  49
      Section 8.01.  Option to Effect Legal Defeasance or Covenant
                       Defeasance ..........................................  49
      Section 8.02.  Legal Defeasance and Discharge.........................  50
      Section 8.03.  Covenant Defeasance....................................  50
      Section 8.04.  Conditions to Legal or Covenant Defeasance.............  50

      Section 8.05.  Deposited Money and Government Securities to be
                       Held in Trust; Other Miscellaneous Provisions .......  52
      Section 8.06.  Repayment to the Issuer................................  53
      Section 8.07.  Reinstatement..........................................  53

ARTICLE 9 AMENDMENTS........................................................  53
      Section 9.01.  Without Consent of Securityholder......................  53
      Section 9.02.  With Consent of Securityholders........................  54
      Section 9.03.  Compliance with Trust Indenture Act....................  55
      Section 9.04.  Revocation and Effect of Consents......................  55
      Section 9.05.  Notation on or Exchange of Securities..................  55
      Section 9.06.  Trustee to Sign Amendment, etc.........................  56

ARTICLE 10 GUARANTEE OF SECURITIES..........................................  56
      Section 10.01. Guarantee..............................................  56
      Section 10.02. When a Guarantor May Merge. etc........................  57
      Section 10.03. Additional Guarantors..................................  58
      Section 10.04. Limitation of Guarantor's Liability....................  58
      Section 10.05. Release of a Guarantor.................................  58

ARTICLE 11 MISCELLANEOUS....................................................  59
      Section 11.01. Trust Indenture Act Controls...........................  59
      Section 11.02. Notices................................................  59
      Section 11.03. Communication by Securityholders with Other
                       Securityholders .....................................  60
      Section 11.04. Certificate and Opinion as to Conditions Precedent.....  60
      Section 11.05. Statements Required in Certificate or Opinion..........  60
      Section 11.06. Rules by Trustee and Agents............................  61
      Section 11.07. Legal Holidays.........................................  61
      Section 11.08. No Recourse Against Others.............................  61
      Section 11.09. Duplicate Originals....................................  62
      Section 11.10. Governing Law..........................................  62
      Section 11.11. No Adverse Interpretation of Other Agreements..........  62
      Section 11.12. Successors.............................................  62
      Section 11.13. Severability...........................................  62
      Section 11.14. Counterpart Originals..................................  62
      Section 11.15. Table of Contents, Headings etc........................  62

            INDENTURE dated as of [ ] [ ], 2003 among Sweetheart Cup Company Inc., a Delaware corporation ("Sweetheart Cup"), as issuer, Sweetheart Holdings Inc., a Delaware corporation ("Sweetheart Holdings"), as guarantor, and Wells Fargo Bank Minnesota, National Association, as trustee ("Trustee").

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Securityholders of the 12% Senior Notes due 2004 (the "Securities") of Sweetheart Cup.

                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

            "Acquired Indebtedness" means Indebtedness of a person existing at the time such person became a Subsidiary and not incurred in connection with, or in contemplation of, such person becoming a Subsidiary, treating for purposes of this definition as Indebtedness the unused portion of revolving loan commitments provided in agreements to which such person is a party as borrower or guarantor.

            "Affiliate" of any specified person means any other person directly or indirectly controlling, controlled by or under common control with such specified person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 50% of the voting securities of a person shall be deemed to be control.

            "Agent" means any Registrar, Paying Agent or co-registrar.

            "Annual Compensation" means, with respect to any fiscal year, the total annual salary, bonus and other annual compensation, in each case as defined for purposes of Item 402 of Regulation S-K under the Securities Act of 1933, for such fiscal year.

            "Asset Sale" means, with respect to any person, the sale, lease, conveyance, disposition or other transfer that does not constitute a Restricted Payment or an Investment by such person of any of its assets other than cash (including by way of a sale-leaseback transaction and including the issuance, sale or other transfer of any of the capital stock of any Subsidiary of such person) other than to Sweetheart Holdings, the Issuer or any of their Subsidiaries that is not a Receivables Subsidiary (including the receipt of proceeds of insurance paid on account of the loss of or damage to any asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceeding, and including the receipt of proceeds of business interruption insurance); provided that notwithstanding the foregoing, the term "Asset Sale" shall not include (i) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Sweetheart Holdings or the Issuer, as permitted pursuant to Article 5 hereof, (ii) the sale or lease of inventory or accounts in the ordinary course of business, (iii) the sale, conveyance, disposition or other transfer of the capital stock of an Unrestricted Subsidiary, (iv) the sale or lease of assets in any one transaction or series of related transactions (which, in the case of any lease, shall be the annual (or, for any period of less than one year, annualized) rental payments with respect thereto), the Net Proceeds of which do not exceed $1.0 million; provided that the aggregate Net Proceeds of all such sales or leases pursuant to this clause (iv) shall not exceed $8.0 million (and if such Net Proceeds exceed $8.0 million then only such excess shall be deemed to constitute the proceeds of an Asset Sale); provided, further, that the proceeds of sales or leases of assets pursuant to this clause (iv) which are reinvested by Sweetheart Holdings or any of its Subsidiaries in specified assets or a specified business in the same or similar lines of business as permitted by Section 4.19 hereof, shall not be counted towards such $8.0 million aggregate limitation, (v) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, (vi) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property, (vii) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP and (viii) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" by a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP. Lease payments received shall be considered sale proceeds for purposes for this definition; provided that payments received with respect to operating leases of property or equipment aggregating less than $500,000 per annum shall not constitute sale proceeds for purposes of this definition. For purposes of clauses (vii) and
(viii), notes received in exchange for the transfer of accounts receivable shall be deemed cash if the Receivables Subsidiary or other payor is required to repay said notes as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of Sweetheart Holdings entered into as part of a Qualified Receivables Transaction.

            "Board of Directors" means the Board of Directors of the Issuer, Sweetheart Holdings or any Guarantor or any authorized committee of the Board of Directors.

            "Business Day" means any day other than a Legal Holiday.

            "capital lease" means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with GAAP.

            "capital lease obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease which would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

            "capital stock" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership interests.

            "Cash Equivalents" means (i) United States Government Securities,
(ii) time deposits and certificates of deposit of any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $100,000,000 with a maturity date not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 90 days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from Standard & Poor's Corporation or the highest available from Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then the highest available rating from such other nationally recognized rating services acceptable to the Trustee), (v) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $100,000,000, and commercial paper issued by others having one of the two highest ratings obtainable from Standard & Poor's Corporation or the highest available from Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Trustee) and in each case maturing within one year after the date of acquisition, (vi) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $100,000,000, (vii) deposits available for withdrawal on demand with commercial banks organized in the United States having capital and surplus in excess of $50,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD having total assets in excess of $50,000,000 and (viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (vii), including without limitation, the UST Master Government Fund.

            "Change of Control" means such time as (i) prior to the initial public offering by Sweetheart Holdings of its common stock (other than on Form S-8), Dennis Mehiel and his Related Parties cease to be the beneficial owners (as defined in Rule 13d-3 under the Exchange Act), in the aggregate, of at least 51% of the voting power of the voting capital stock of Sweetheart Holdings and the Issuer, or (ii) after the initial public offering by Sweetheart Holdings of its common stock (other than on Form S-8), (A) any Schedule 13D, Form 13F or
Schedule 13G under the Exchange Act, or any amendment to any such Schedule or Form, is received by Sweetheart Holdings or the Issuer which indicates that, or Sweetheart Holdings or the Issuer otherwise becomes aware that, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) has become the "beneficial owner", by way of merger, consolidation or otherwise, of 35% or more of the voting power of the voting capital stock of Sweetheart Holdings or the Issuer, and (B) such person or group has become the beneficial owner of a greater percentage of the voting capital stock of Sweetheart Holdings or the Issuer than that beneficially owned by Dennis Mehiel and his Related Parties, or (iii) the sale, lease or transfer of all or substantially all of the assets of Sweetheart Holdings or the Issuer to any person or group (other than Dennis Mehiel and his Related Parties), or (iv) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of Sweetheart Holdings or the Issuer (together with any new directors whose election by the Board of Directors of Sweetheart Holdings or the Issuer, as the case may be, or whose nomination for election by the shareholders of Sweetheart Holdings or the Issuer, as the case may be, was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of Sweetheart Holdings or the Issuer, as the case may be, then in office. Notwithstanding the foregoing, a Change of Control will be deemed not to have occurred solely as a result of the merger or consolidation of Sweetheart Holdings and the Issuer.

            "Cn. $" means freely transferable lawful money of Canada, expressed in Canadian dollars.

            "Consolidated EBITDA" means, with respect to any person for any period, the sum of, without duplication, (i) the Consolidated Net Income of such person for such period, plus (ii) Fixed Charges of such person for such period, plus (iii) provision for taxes based on income or profits for such period (to the extent such income or profits were included in computing Consolidated Net Income of such person for such period), plus (iv) consolidated depreciation, amortization and other non-cash charges of such person for such period, including any expenses paid by equity holders of such person required to be reflected as expenses on the books and records of such person, minus (v) cash payments with respect to any non-recurring, non-cash charges previously added back pursuant to clause (iv).

            "Consolidated Net Income" means, with respect to any person for any period, the aggregate of the Net Income of such person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that (i) the Net Income of any Receivables Subsidiary and any person which is not a Subsidiary (including any Unrestricted Subsidiary) or is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent person or a Subsidiary of the referent person, but not in excess of such referent person's or Subsidiary's pro rata share of such person's net income for such period, (ii) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) in the case of the Issuer, the Net Income of Lily Canada and Global shall be included only to the extent of the amount of dividends or distributions paid to the Issuer or its Subsidiaries (other than Lily Canada, Global or any Subsidiary of Lily Canada or Global) and (iv) Consolidated Net Income shall not include the Net Income of any person attributable to any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized upon the sale or other disposition (including, without limitation, dispositions pursuant to sale and leaseback transactions) of any asset or property outside of the ordinary course of business (including without limitation any such sale or disposition that would be accounted for as an extraordinary item in accordance with GAAP) and any gain (but not loss) realized upon the sale or other disposition by such person of any capital stock or marketable securities other than Cash Equivalents.

            "Consolidated Net Worth" means, with respect to any person, the sum of (i) the consolidated equity of the common stockholders of such person and its consolidated Subsidiaries plus (ii) the respective amounts reported on such person's most recent balance sheet with respect to any series of preferred stock that is not Disqualified Stock and is not by its terms entitled to the payment of dividends or distributions unless such dividends or distributions may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the date hereof in the book value of any asset owned by such person or a consolidated Subsidiary of such person, (y) all investments in unconsolidated Subsidiaries and in persons that are not Subsidiaries, including any Unrestricted Subsidiary (except, in each case, investments in marketable securities of such person listed on a national securities exchange registered under the Exchange Act) and (z) all unamortized debt discount and expense and unamortized deferred financing charges, all of the foregoing determined in accordance with GAAP.

            "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 or such other address as the Trustee may give notice to the Issuer.

            "Credit Agent" means Bank of America, N.A., in its capacity as agent for the Lenders party to the Credit Agreement, or any successor or successors to such Credit Agent. The term "Credit Agent" shall also include any "collateral agent" or similar agent in its capacity as such under the Credit Agreement.

            "Credit Agreement" means the Third Amended and Restated Loan and Security Agreement, dated as of March 25, 2002, among Holdings, the Issuer, Bank of America, N.A., as agent, Banc of America Securities LLC, as arranger, and the lenders named therein, as it has been or may from time to time be amended, renewed, supplemented, restated or otherwise modified at the option of the parties thereto and any other agreement pursuant to which any of the indebtedness, commitments, obligations, costs, expenses, fees, reimbursements and other indemnities payable or owing under any agreement theretofore constituting the Credit Agreement may be refinanced, restructured, renewed, extended, refunded or increased, as any such other agreement may from time to time at the option of the parties thereto be amended, supplemented, renewed, restated or otherwise modified.

            "Credit Agreement Secured Creditors" means the Credit Agent, the Lenders and those parties, other than the Issuer or any Affiliate of the Issuer, to any Hedging Obligation entered into with one or more persons who were Lenders at the time such Hedging Obligation was entered into, and their assigns.

            "Default" means any event which is, or after notice or passage of time or both would become, an Event of Default.

            "Designated Asset Sale" means, following the issuance of the Securities, the first sale of assets of the Issuer and its Subsidiaries, in a single transaction or a series of related transactions, which assets generated net sales of at least $200.0 million and earnings before interest, taxes and depreciation and amortization of at least $24.0 million for the fiscal year ended September 29, 2002.

            "Disqualified Stock" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than a Change of Control in which the terms of such Equity Interest provide for payment in full of the Securities prior to any payment with respect to such Equity Interest), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Securities.

            "Equity Interests" means capital stock or warrants, options or other rights to acquire capital stock (but excluding any debt security which is convertible into, or exchangeable for, capital stock).

            "Existing Indebtedness" means Indebtedness of Sweetheart Holdings or the Issuer or any Subsidiary in existence on the date of this Indenture (other than Indebtedness under the Credit Agreement), until such Indebtedness is repaid.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Fixed Charges" means, with respect to any person for any period, the sum of (a) the consolidated interest expense (without giving effect to any interest income) of such person, whether paid or accrued (without duplication), to the extent such expense was deducted in computing Consolidated Net Income of such person (including amortization of original issue discount, non-cash interest payments, fees and charges with respect to letters of credit, the interest component of capital leases and net payments, if any, in connection with Hedging Obligations, but excluding amortization of deferred financing fees), and (b) the product of (i) all cash dividend payments (and non-cash dividend payments in the case of a person that is a Subsidiary) on any series of preferred stock of such person (except as provided below), times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of such person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP. For purposes of this definition, preferred stock shall not include preferred stock which (i) by its terms does not permit dividends to be paid except to the extent permitted under Section 4.07 hereof,
(ii) makes no provision for election of directors by holders of such stock and
(iii) is not Disqualified Stock.

            "Fonda Notes" means the Issuer's 9-1/2% Senior Subordinated Notes due 2007.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountant and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

            "Global" means collectively, Global Cup, S.A. de C.V., Rentactivos, S.A. de C.V., Servicios Tanairi, S.A. de C.V. and Paper Cups de Mexico, S.A. de C.V.

            "Guarantor" means Sweetheart Holdings and any other direct or indirect Subsidiary of Sweetheart Holdings that executes a supplemental indenture in accordance with this Indenture, and their respective successors and assigns.

            "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

            "Hedging Obligations" means, with respect to any person, (i) the obligations of such person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) the net cost to such person of foreign exchange contracts and currency protection arrangements and
(iii) obligations under other similar agreements or arrangements designed to protect such person against fluctuations in interest rates or currencies.

            "Indebtedness" means, with respect to any person, (without duplication) any indebtedness of such person, whether or not contingent, (a) in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or (b) in respect of letters of credit (or reimbursement Obligations in respect thereof) or (c) representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or (d) representing any Hedging Obligations, except any such balance that constitutes an accrued expense or a trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit or reimbursement Obligations in respect thereof, or Hedging Obligations) would appear as a liability upon a balance sheet of such person prepared on a consolidated basis in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of items which would be included within this definition.

            "Indenture" means this Indenture as amended or supplemented from time to time.

            "Investment" means any direct or indirect advance (other than advances to customers in the ordinary course of business, which are recorded as accounts receivable or short term notes receivable on the balance sheet of any person or its Subsidiaries), loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Equity Interests, bonds, notes (other than notes acquired from customers in the ordinary course of business), debentures or other securities issued by, any person. For the purposes of Section 4.07 hereof (i) the term "Investment" shall include the fair market value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary, (ii) any property transferred to an Unrestricted Subsidiary shall be valued at fair market value at the time of such transfer, in each case as determined by the Board of Directors of Sweetheart Holdings in good faith and
(iii) any Investment constituting an advance, loan, extension of credit or capital contribution shall be deemed to be incurred only to the extent that it is not repaid in cash or Cash Equivalents, provided that the amount credited for such repayment shall not exceed the amount deducted as a result of such Investment.

            "Issuer" means Sweetheart Cup Company Inc. as obligor under the Securities, unless and until a successor replaces it in accordance with Article 5 hereof and thereafter includes such successor.

            "LCHC" means Lily Canada Holding Corporation, a Delaware corporation, and the owner of all outstanding capital stock of Lily Canada.

            "Lenders" means those banks and other persons (other than the Issuer and its Affiliates) party from time to time to the Credit Agreement.

            "Lien" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

            "Lily Canada" means Lily Cups Inc., a Canadian corporation.

            "Lily Canada Loan Agreement" means the Credit Agreement, dated as of June 15, 1998, between Lily Canada, as borrower, and General Electric Capital Canada Inc., as lender, as in effect on the date of this Indenture and as hereafter amended, and any replacement or refinancing thereof (whether or not contemporaneous with the termination of such facility).

            "Management Services Agreement" means the management services agreement among SF Holdings, Sweetheart Holdings and the Issuer, as in effect on the date of this Indenture.

            "Net Income" of any person means the net income (or loss) of such person, determined in accordance with GAAP.

            "Net Proceeds" means the aggregate cash proceeds received by Sweetheart Holdings, the Issuer or any of their Subsidiaries in respect of any Asset Sale, net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions and the expenses and fees associated with making the Asset Sale Offer), (ii) any taxes paid or payable as a result thereof and after taking into account any available tax credits or deductions arising from such Asset Sale,
(iii) any reserve for adjustment in respect of the sale price of such asset or assets required by GAAP and (iv) repayment of any Purchase Money Lien in respect of the asset sold.

            "Newcup" means Newcup LLC, a Delaware limited liability company.

            "Obligations" means, with respect to any person, any principal, premium, interest, penalties, expenses, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness of such person including, without limitation, any amounts payable by such person as a result of any Hedging Obligations.

            "Officers" means the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of Sweetheart Holdings, the Issuer or any Guarantor, as the case may be.

            "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the President, Vice-President or Secretary of Sweetheart Holdings, the Issuer or any Guarantor, as the case may be.

            "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to Sweetheart Holdings, the Issuer any Guarantor or the Trustee.

            "Permitted Investments" means: (i) cash or Cash Equivalents, (ii) Investments in Sweetheart Holdings, the Issuer or any Subsidiary of Sweetheart Holdings or the Issuer (including a transaction with a person, the result of which is that such person becomes such a Subsidiary), (iii) Investments received as consideration for Asset Sales (or transactions excluded from the definition of Asset Sale on account of clause (iv) of the definition thereof) to the extent not otherwise prohibited by this Indenture, (iv) securities received in connection with any good faith settlement or bankruptcy proceeding involving a claim relating to a Permitted Investment, (v) Hedging Obligations entered into in the ordinary course of business in connection with the operation of the business of Sweetheart Holdings, the Issuer and their Subsidiaries or relating to (as determined in good faith by the Board of Directors of Sweetheart Holdings) or as required by any Indebtedness permitted to be incurred pursuant to Section 4.09 hereof, (vi) prepaid expenses and loans or advances to employees and similar items in the ordinary course of business, (vii) endorsements of negotiable instruments and other similar negotiable documents and (viii) accounts receivable of Sweetheart Holdings, the Issuer or any Subsidiary from Sweetheart Holdings, the Issuer or any Subsidiary and any Unrestricted Subsidiary arising out of the provision of managerial or administrative services rendered in the ordinary course of business.

            "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (ii) statutory Liens of landlords and mechanics', carriers', warehousemen's, suppliers', materialmen's, repairmen's, or other like Liens (including contractual landlords liens) arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of Sweetheart Holdings or any of its Subsidiaries; (vi) Purchase Money Liens (including extensions and renewals thereof); (vii) Liens securing reimbursement obligations with respect to letters of credit which encumber only documents and other property relating to such letters of credit and the products and proceeds thereof; (viii) judgment and attachment Liens not giving rise to an Event of Default; (ix) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of Sweetheart Holdings, the Issuer or their Subsidiaries; (x) Liens arising out of consignment or similar arrangements for the sale of goods entered into by Sweetheart Holdings, the Issuer or any of their Subsidiaries in the ordinary course of business of Sweetheart Holdings, the Issuer and their Subsidiaries; (xi) any interest or title of a lessor in the property subject to any capital lease obligation or operating lease; (xii)

Liens arising from filing Uniform Commercial Code financing statements regarding leases (other than true leases or true consignments); and (xiii) Liens securing Indebtedness incurred pursuant to clause (e) of the second paragraph of Section
4.09 of this Indenture.

            "person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Pro Forma Fixed Charge Coverage Ratio" means, for any period of four consecutive fiscal quarters, in connection with any proposed incurrence of Indebtedness, Restricted Payment, consolidation or merger or sale, assignment, transfer, lease, conveyance or other disposition, as the case may be, the ratio of (i) Consolidated EBITDA for such period to (ii) Pro Forma Fixed Charges for such period, provided, however, that (a) in the event of an incurrence of Indebtedness (other than revolving credit borrowings), Restricted Payment, consolidation or merger, or sale, assignment, transfer, lease, conveyance or other disposition, as the case may be, subsequent to the commencement of the period for which the Pro Forma Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Pro Forma Fixed Charge Coverage Ratio is made, then the Pro Forma Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such event, as if the same had occurred at the beginning of the applicable period, (b) in making such compensation, the Fixed Charges of such person attributable to interest on any Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period, (c) in making such computation, there shall be excluded from Fixed Charges any Fixed Charges related to any amount of Indebtedness or Disqualified Stock that was outstanding during or subsequent to the applicable period but is not outstanding on the date of the event for which the calculation of the Pro Forma Fixed Charge Coverage Ratio is made (including by means of refinancing of such Indebtedness or Disqualified Stock on such date), except for Fixed Charges actually incurred with respect to Indebtedness borrowed (as adjusted pursuant to clause (b)) pursuant to the Credit Agreement to the extent any commitment thereunder remains in effect on the date of the event for which the calculation of the Pro Forma Fixed Charge Coverage Ratio is made, (d) in the event that Sweetheart Holdings, the Issuer or any of their Subsidiaries consummates a material acquisition or any Asset Sale subsequent to the commencement of the period for which the Pro Forma Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Pro Forma Fixed Charge Coverage Ratio is made, then the Pro Forma Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such material acquisition or Asset Sale (including the incurrence or repayment of any Indebtedness in connection therewith), as if the same had occurred at the beginning of the applicable period and (e) the event for which the calculation of the Pro Forma Fixed Charge Coverage is made shall be assumed to have occurred at the beginning of the applicable period.

            "Purchase Money Lien" means a Lien granted on an asset or property to secure a Purchase Money Obligation permitted to be incurred under Section
4.09 of this Indenture and incurred solely to finance the acquisition of such asset or property; provided, however, that such Lien encumbers only such asset or property and is granted within 180 days of such acquisition.

            "Purchase Money Obligations" of any person means any obligations of such person to any seller or any other person incurred or assumed to finance the acquisition of real or personal property to be used in the business of such person or any of its Subsidiaries in an amount that is not more than 100% of the cost of such property, and incurred within 180 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

            "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by Sweetheart Holdings or any of its Subsidiaries pursuant to which Sweetheart Holdings or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Receivables Subsidiary (in the case of a transfer by Sweetheart Holdings or any of its Subsidiaries) and (ii) any other person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in any accounts receivable (whether now existing or arising in the future) of Sweetheart Holdings or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all material contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

            "Receivables Subsidiary" means a Wholly Owned Subsidiary of Sweetheart Holdings which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of Sweetheart Holdings (as provided below) as a Receivables Subsidiary
(a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by Sweetheart Holdings or any Subsidiary of Sweetheart Holdings, (ii) is recourse to or obligates Sweetheart Holdings or any Subsidiary of Sweetheart Holdings in any way other than pursuant to representations and covenants entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of Sweetheart Holdings or any Subsidiary of Sweetheart Holdings, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations and covenants entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither Sweetheart Holdings nor any Subsidiary of Sweetheart Holdings has any contract, agreement, arrangement or understanding other than on terms no less favorable to Sweetheart Holdings or such Subsidiary than those that might be obtained at the time from persons who are not Affiliates of Sweetheart Holdings, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither Sweetheart Holdings nor any Subsidiary of Sweetheart Holdings has any obligation (i) to make any Investment therein or (ii) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of Sweetheart Holdings shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Sweetheart Holdings giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

            "Related Party" means any (A) spouse or immediate family member of Dennis Mehiel or (B) trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consist of Dennis Mehiel and/or such other person referred to in the immediately preceding clause (A).

            "Responsible Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee located u the Corporate Trust Office (or any successor group of the Trustee) and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Restricted Investment" means any Investment other than a Permitted Investment.

            "SEC" means the Securities and Exchange Commission.

            "Securities" means the Securities described above issued under this Indenture.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securityholder" means a holder of one or more Securities in whose name such Securities are registered.

            "SF Holdings" means SF Holdings Group, Inc., a Delaware corporation.

            "Significant Subsidiary" has the meaning given to such term in Rule 1-02 of Regulation S-X of the United States Securities and Exchange Commission, provided that all references to "10 percent" in such Rule shall be "5 percent" for purposes of this definition.

            "Subsidiary" means, with respect to any person, (i) a corporation a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof or (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries thereof or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least majority ownership interest and the power to direct the policies, management and affairs thereof. Unrestricted Subsidiaries shall not be included in the definition of Subsidiaries for any purposes of this Indenture (except, as the context may otherwise require, for purposes of the definition of "Unrestricted Subsidiary").

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

            "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

            "United States Government Securities" means securities issued directly and fully guaranteed or insured by the United States of America or any agent or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof).

            "Unrestricted Subsidiary" means (1) any Subsidiary of Sweetheart Holdings or the Issuer (a) which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of Sweetheart Holdings or the Issuer as provided below), and (b) all the Indebtedness of which shall be without recourse to Sweetheart Holdings and its Subsidiaries other than its Unrestricted Subsidiaries and their respective assets, and shall not be guaranteed by any such person, and (2) any Subsidiary of an Unrestricted Subsidiary; provided, that notwithstanding clause (1)(b) above, Sweetheart Holdings or a Subsidiary of Sweetheart Holdings may guarantee, endorse, agree to provide funds for the payment or maintenance of, or otherwise become directly or indirectly liable with respect to, Indebtedness of an Unrestricted Subsidiary but only to the extent that the Issuer or such Subsidiary could make an Investment in such Unrestricted Subsidiary pursuant to Section 4.07 hereof and any such Guarantee, endorsement or agreement shall be deemed an incurrence of Indebtedness by Sweetheart Holdings for purposes of Section 4.09 hereof. The Board of Directors of Sweetheart Holdings or the Issuer may designate any newly acquired or newly formed Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any capital stock of, or owns or holds any Lien on any property of, Sweetheart Holdings or any Subsidiary of Sweetheart Holdings which is not an Unrestricted Subsidiary. Any such designation by the Board of Directors of Sweetheart Holdings or the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Sweetheart Holdings or the Issuer giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the total of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

            "Wholly Owned Subsidiary" means for any person, any Subsidiary of such person all of the outstanding capital stock (other than directors' qualifying shares) of which is directly or indirectly owned by such person. Unrestricted Subsidiaries shall not be included in the definition of Wholly Owned Subsidiaries for any purposes of this Indenture (except, as the context may otherwise require, for purposes of the definition of "Unrestricted Subsidiary").

Section 1.02. Other Definitions.

                                                    Defined in
Term                                                 Section
----                                                 -------
"Affiliate Transaction"......................          4.11
"Applicable Designated Proceeds".............          4.10
"Asset Sale Offer"...........................          3.09
"Bankruptcy Law".............................          6.01
"Change of Control Date".....................          4.15
"Change of Control Offer"....................          4.15
"Change of Control Offer Date"...............          4.15
"Change of Control Payment Date".............          4.15

"Custodian"..................................          6.01
"Designated Asset Sale Offer"................          4.10
"Designated Proceeds"........................          4.10
"Event of Default"...........................          6.01
"Excess Proceeds"............................          4.10
"incur"......................................          4.09
"Legal Holiday"..............................         12.07
"Paying Agent"...............................          2.03
"Refinanced Indebtedness"....................          4.09
"Refinancing Indebtedness"...................          4.09
"Registrar"..................................          2.03
"Restricted Payments"........................          4.07


Section 1.03. Incorporation by Reference of Trust Indenture Act.

            Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

            The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Securities;

            "indenture security holder" means a Securityholder;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;

            "obligor" on the Securities means the Issuer or any successor obligor upon the Securities.

            All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular; and

            (5) provisions apply to successive events and transactions.

                                   ARTICLE 2
                                 THE SECURITIES

Section 2.01. Form and Dating.

            (1) The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, the terms of which are incorporated in and made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rules and regulations and agreements to which Sweetheart Holdings or the Issuer or any Guarantor is subject or usage. Each Security shall be dated the date of its authentication. The Securities shall be issued initially in denominations of $1,000 and integral multiples thereof.

            (2) Securities issued in global form will be substantially in the form of Exhibit A attached hereto (including the legend in paragraph (3) of this Section 2.01 and the "Schedule of Exchanges of Interests in the Global Security" attached thereto). Securities issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the legend in paragraph (3) of this Section 2.01 and without the "Schedule of Exchanges of Interests in the Global Security" attached thereto). The Security in global form will represent such of the outstanding Securities as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Security in global form to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby will be made by the Trustee in accordance with instructions given by the holder thereof as required by
      Section 2.06 hereof.

            (3) Each Security in global form will bear a legend in substantially the following form:

            "THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION
            2.01 OF THE INDENTURE, (2) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE, (3) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

            UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
            YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

Section 2.02. Execution and Authentication.

            Two Officers of the Issuer shall sign the Securities for the Issuer by manual or facsimile signature. An Officer for Sweetheart Holdings shall sign the Guarantee for the Guarantor by manual or facsimile signature.

            If an Officer of the Issuer or the Guarantor whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

            A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Securities shall be substantially as set forth in Exhibit A hereto.

            The Trustee shall, upon a written order of the Issuer signed by two Officers of the Issuer, authenticate Securities for original issue up to an aggregate principal amount stated in paragraph 4 of the Securities. The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth herein except as provided in Section 2.07.

            The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or an Affiliate.

Section 2.03. Registrar and Paying Agent.

            The Issuer shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and
(ii) an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Issuer may change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Issuer shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar. The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

            The Issuer initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities.

Section 2.04. Paying Agent to Hold Money in Trust.

            The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Securities, and will notify the Trustee of any default by the Issuer or any Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer) shall have no further liability for the money delivered to the Trustee. If the Issuer or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders all money held by it as Paying Agent.

Section 2.05. Securityholder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer and the Guarantors shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, including the aggregate principal amount of Securities held by each such Securityholder and the Issuer and the Guarantors shall otherwise comply with TIA Section 312(a).

Section 2.06. Transfer and Exchange.

            When Securities are presented to the Registrar or a co-registrar with a request to register, transfer or exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Securityholder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Issuer shall issue and the Trustee shall authenticate Securities at the Registrar's request, subject to such rules as the Trustee may reasonably require.

            Neither the Issuer nor the Registrar shall be required (i) to issue, register the transfer of or exchange Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities for redemption under Section 3.02 and ending at the close of business on the day of selection, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (iii) to register the transfer or exchange of a Security between a record date and the next succeeding interest payment date.

            No service charge shall be made to any Securityholder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 9.05 hereof, which shall be paid by the Issuer).

            Prior to due presentment for registration of transfer of any Security, the Trustee, any Agent, the Issuer and the Guarantors may deem and treat the person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Trustee, any Agent, the Issuer nor the Guarantors shall be affected by notice to the contrary.

Section 2.07. Replacement Securities.

            If any mutilated Security is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Issuer shall issue and the Trustee, upon the written order of the Issuer signed by two Officers of the Issuer shall authenticate a replacement Security if the Trustee's customary requirements for replacements of Securities are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Securityholder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Securityholder for their respective expenses in replacing a Security.

            Every replacement Security is an additional obligation of the Issuer.

Section 2.08. Outstanding Securities.

            The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

            If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

            If the principal amount of any Security is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

            Subject to Section 2.09 hereof, a Security does not cease to be outstanding because Sweetheart Holdings or the Issuer holds the Security.

Section 2.09. Treasury Securities.

            In determining whether the Securityholders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by Sweetheart Holdings, the Issuer, any Guarantor or any Subsidiary, Unrestricted Subsidiary or Affiliate of Sweetheart Holdings, the Issuer or any Guarantor shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer knows to be so owned shall be so considered.

Section 2.10. Intentionally Omitted.

Section 2.11. Cancellation.

            The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment, as the case may be. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Securities (subject to the record retention requirement of the Exchange Act) unless the Issuer directs such surrendered Securities to be returned to it. The Issuer may not issue new Securities to replace Securities that have been redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Securities held by the Trustee shall be destroyed and certification of their destruction delivered to the Issuer unless by a written order, signed by one Officer of the Issuer, the Issuer shall direct that such cancelled Securities be returned to it.

Section 2.12. Defaulted Interest.

            If the Issuer or any Guarantor defaults in a payment of interest on the Securities, the Issuer or such Guarantor shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the persons who are Securityholders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Securities and in Section 4.01 hereof. The Issuer shall fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Issuer (or the Trustee, in the name of and at the expense of the Issuer) shall mail to Securityholders a notice that states the special record date, the related payment date and the amount of interest to be paid on such special record date.

                                   ARTICLE 3
                                   REDEMPTION

Section 3.01. Notices to Trustee.

            If the Issuer elects to redeem Securities pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the redemption date, the principal amount of Securities to be redeemed and the redemption price.

            If the Issuer is required to make an offer to redeem Securities pursuant to the provisions of Section 3.09 hereof, it shall notify the Trustee in writing of the Section of this Indenture pursuant to which the redemption shall occur, the redemption date, the principal amount of Securities to be redeemed and the redemption price and shall furnish to the Trustee an Officers' Certificate to the effect that (a) Sweetheart Holdings or the Issuer or one of its Subsidiaries has effected an Asset Sale and (b) the conditions set forth in
Section 4.10 have been satisfied.

Section 3.02. Selection of Securities to Be Redeemed.

            If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed among the Securityholders pro rata, by lot or in accordance with a method which the Trustee considers to be fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any). In the event of partial redemption by lot, the particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Securities not previously called for redemption.

            The Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Securities of a Securityholder are to be redeemed, the entire outstanding amount of Securities held by such Securityholder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

            In the event the Issuer is required to make an offer to redeem Securities pursuant to Sections 3.09 and 4.10 hereof and the amount of the Net Proceeds from the Asset Sale is not evenly divisible by $1,000, the Trustee shall promptly refund to the Issuer at its address set forth in Section 11.02 hereof any remaining Net Proceeds.

Section 3.03. Notice of Redemption.

            Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuer shall mail a notice of redemption to each Securityholder whose Securities are to be redeemed at its registered address.

            The notice shall identify the Securities to be redeemed and shall state:

            (1) the redemption date;

            (2) the redemption price;

            (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

            (4) the name and address of the Paying Agent;

            (5) that Securities called for redemption shall be surrendered to the Paying Agent to collect the redemption price;

            (6) that, unless the Issuer defaults in making such redemption payment, interest on Securities or portions of Securities called for redemption ceases to accrue on and after the redemption date;

            (7) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

            (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

            At the Issuer's request, the Trustee shall give the notice of redemption in the name of the Issuer and at the Issuer's expense; provided, however, that the Issuer shall deliver to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. Effect of Notice of Redemption.

            Once notice of redemption is mailed in accordance with Section 3.03 hereof, Securities called for redemption become due and payable on the redemption date at the redemption price.

Section 3.05. Deposit of Redemption Price.

            On or before the date on which the notice of redemption is mailed, the Issuer shall deposit with the Trustee (to the extent not already held by the Trustee) or with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date. The Trustee or the Paying Agent shall return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed.

            Interest on the Securities to be redeemed will cease to accrue on the applicable redemption date, whether or not such Securities are presented for payment, if the Issuer deposits with the Paying Agent money in available funds sufficient to pay the redemption price of and accrued interest on such Securities. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest will be paid on the unpaid principal thereof, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each use at the rate provided in the Securities and in Section 4.01 hereof.

Section 3.06. Securities Redeemed in Part.

            Upon surrender of a Security that is redeemed in part, the Issuer shall issue and the Trustee shall authenticate for the Securityholder at the expense of the Issuer a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.07. Optional Redemption.

            The Issuer may redeem, at any time, all or a part of the Securities at a redemption price equal to 100% of the principal amount of such Securities, plus accrued and unpaid interest on the Securities redeemed to the applicable redemption date. Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08. Mandatory Redemption.

            Subject to the Issuer's obligation to make an offer to purchase Securities under certain circumstances pursuant to Sections 4.10 and 4.15 hereof, the Issuer shall have no mandatory redemption or sinking fund obligations with respect to the Securities.

Section 3.09. Offer to Redeem by Application of Net Proceeds.

            If applicable, within 30 days after the occurrence of any event requiring the Issuer to offer to redeem Securities pursuant to the provisions of
Section 4.10 hereof, the Issuer shall deliver to the Trustee a notice of redemption pursuant to Section 3.01 hereof (without regard to the number of prior days notice required). Within 15 days thereafter, the Trustee shall select the Securities to be offered to be redeemed in accordance with Section 3.02 hereof. Within 15 Business Days thereafter, the Issuer shall mail or cause the Trustee to mail (in the name of the Issuer, at its expense and pursuant to an Officers' Certificate as required by Section 3.03 hereof) an offer to redeem (the "Asset Sale Offer") to each Securityholder whose Securities are to be offered to be redeemed. The Issuer shall make the Asset Sale Offer in compliance with all applicable laws, including, without limitation, Regulation 14E of the Exchange Act and the rules thereunder and all other applicable federal and state securities laws. The Asset Sale Offer shall identify the Securities to which it relates, shall contain the information required by clauses (1) through (8) of Section 3.03 hereof and shall provide for a redemption date no earlier than 65 days after the giving of the Asset Sale Offer. The redemption price shall be 100% of the principal amount of the Securities, plus accrued and unpaid interest to the redemption date.

            A Securityholder receiving an Asset Sale Offer may elect to have redeemed the Securities to which the Asset Sale Offer relates by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security and providing such form to the Trustee on or before 35 days preceding the redemption date. A Securityholder may not elect to have redeemed less than all of the Securities to which the Asset Sale Offer relates. The Trustee shall thereafter mail a notice of redemption containing information required by
Section 3.02 hereof at least 10 days prior to the redemption date.

            Other than as specifically provided in this Section 3.09, any redemption pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4
                                    COVENANTS

Section 4.01. Payment of Securities.

            The Issuer shall pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent, other than Sweetheart Holdings, the Issuer or a Subsidiary of the Issuer, holds on or before that date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Issuer, no later that three Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal of, premium, if any, and interest required to be paid on the Securities.

            The Issuer shall pay interest (including Post-Petition Interest) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Securities to the extent lawful; it shall pay interest (including post-petition interest) on overdue installments of interest (without regard to any applicable grant period) at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

            The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligations to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03. SEC Reports.

            (a) Sweetheart Holdings, the Issuer and each Guarantor shall file with the Trustee, with a copy to the Securityholders at their addresses appearing in the register of Securities maintained by the Registrar, promptly after filing with the SEC, copies of the annual reports and of the information, documents, and other report (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which Sweetheart Holdings, the Issuer and/or such Guarantor are required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. Sweetheart Holdings, the Issuer and each Guarantor shall also comply with the provisions of TIA Section 314(a).

            (b) If Sweetheart Holdings, the Issuer or any Guarantor is required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, Sweetheart Holdings, the Issuer and such Guarantor shall cause any annual report to its stockholders and any quarterly or other financial report furnished by it generally to its stockholders to be filed with the Trustee and mailed to the Securityholders at their addresses appearing in the register of Securities maintained by the Registrar. If Sweetheart Holdings is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, Sweetheart Holdings shall cause the financial statements of Sweetheart Holdings and its consolidated Subsidiaries (including its Restricted Subsidiaries, if any) (and a similar financial statement for all unconsolidated Subsidiaries, if any), including any notes thereto (and, with respect to annual reports, an auditors' report by an accounting firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act to be so filed with (i) the Trustee and mailed to the Securityholders within 90 days after the end of each of Sweetheart Holding's fiscal years and within 45 days after the end of each of the first three quarters of each such fiscal year and (ii) with the SEC for public availability. In addition, Sweetheart Holdings shall make such information available to investors who request it in writing.

            (c) Sweetheart Holdings, the Issuer and each Guarantor shall provide the Trustee with copies of all reports and other documents and information that the Trustee may be required to deliver to the Securityholders under this Section
4.03 in an amount sufficient to make such deliveries. The delivery of such reports, documents and information shall be at the sole expense of the Issuer.

Section 4.04. Compliance Certificate.

            (a) Sweetheart Holdings and the Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of Sweetheart Holdings, the Issuer and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto).

            (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of Sweetheart Holdings' and the Issuer's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that either Sweetheart Holdings, the Issuer or any of their Subsidiaries has violated any provisions of Sections 4.01, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11 or 4.13 hereof or of Article 5 of this Indenture or, if any such violation has occurred, specifying the name and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any person for any failure to obtain knowledge of any such violation.

            (c) Sweetheart Holdings and the Issuer will, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument referred to in Section 6.01(4), an Officers' Certificate specifying such Default, Event of Default or other event of default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05. Taxes.

            Each of Sweetheart Holdings and the Issuer shall, and shall cause each of its Subsidiaries (including each Restricted Subsidiary, if any) to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

Section 4.06. Stay, Extension and Usury Laws.

            Each of Sweetheart Holdings, the Issuer and the Guarantors covenants (to the extent that each may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of Sweetheart Holdings, the Issuer and the Guarantors (to the extent that each may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Limitation on Restricted Payments.

            Subject to the other provisions of this Section 4.07, Sweetheart Holdings and the Issuer will not, and will not permit any of their Subsidiaries to, directly or indirectly:

            (a) declare or pay any dividend or make any distribution on account of the Equity Interests of Sweetheart Holdings, the Issuer or any of their Subsidiaries (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Sweetheart Holdings, the Issuer or such Subsidiary or dividends or distributions payable by a Subsidiary of Sweetheart Holdings to Sweetheart Holdings, the Issuer or any Subsidiary of Sweetheart Holdings);

            (b) purchase, redeem or otherwise acquire or retire for value any Equity Interest in Sweetheart Holdings or any Subsidiary or other Affiliate of Sweetheart Holdings, other than Permitted Investments in Subsidiaries and purchases, redemptions or other acquisitions of Equity Interests of Sweetheart Holdings effected (A) with other Equity Interests (other than Disqualified Stock) of Sweetheart Holdings or (B) with the substantially simultaneous application of the aggregate net cash proceeds received by Sweetheart Holdings from the sale of Equity Interests (other than Disqualified Stock), provided that such net cash proceeds shall be excluded for purposes of clause (C)(z) below;

            (c) purchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, any Indebtedness that is subordinated in right of payment to the Securities, other than any such purchase, redemption defeasance or retirement specifically permitted by the terms of this Indenture or effected (A) with Equity Interests (other than Disqualified Stock) of Sweetheart Holdings, or (B) with the substantially simultaneous application of the aggregate net cash proceeds received by Sweetheart Holdings from the sale of Equity Interests (other than Disqualified Stock), provided that such net cash proceeds shall be excluded for purposes of clause (C)(z) below; and

            (d) make any Restricted Investments;

(all such dividends, distributions, purchases, redemptions, other acquisitions, retirements, prepayments, defeasances, or Restricted Investments set forth in clauses (a) through (d) above being collectively referred to as "Restricted Payments"), unless at the time of such Restricted Payment:

                  (A) no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

                  (B) Sweetheart Holdings, by virtue of its Pro Forma Fixed Charge Coverage Ratio, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09 hereof; and

                  (C) such Restricted Payment, together with the aggregate of all other Restricted Payments made after the date of this Indenture, shall not exceed the sum of (x) 50% of the Consolidated Net Income of Sweetheart Holdings (determined by excluding cash dividends received by Sweetheart Holdings or its Subsidiaries from an Unrestricted Subsidiary included in clause (y)) for the period (taken as one accounting period) commencing on March 31, 2003 through the end of Sweetheart Holding's fiscal quarter ending immediately prior to the time of such Restricted Payment (or, if Consolidated Net Income for such period is a deficit, 100% of such deficit), (y) the amount of all cash dividends received by Sweetheart Holdings or any of its Subsidiaries from an Unrestricted Subsidiary, and the amount of cash proceeds realized upon sale of any Unrestricted Subsidiary (less the amount of any reserve established for purchase price adjustments, and less the maximum amount of any indemnification or similar contingent obligation, for the benefit of the purchaser, any of its Affiliates or any other third party in such sale, in each case as adjusted for any permanent reduction in any such amount on or after the date of such sale, other than by virtue of a payment made to any such person) subsequent to the first day of the first fiscal quarter immediately following the date hereof and (z) the aggregate net cash proceeds (and non-cash proceeds when converted into cash) received by Sweetheart Holdings from the issue or sale after the date of this Indenture of Equity Interests of Sweetheart Holdings (other than Equity Interests issued or sold to the Issuer or a Subsidiary of Sweetheart Holdings or the Issuer and other than Disqualified Stock) or contributions of capital to Sweetheart Holdings paid in cash.

            Notwithstanding anything to the contrary contained herein, the provisions of this Section 4.07 shall not prohibit:

            (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

            (ii) if no Default or Event of Default shall have occurred and be continuing (and shall not have been waived) or shall occur as a consequence thereof, the payment by Sweetheart Holdings and the Issuer of a management fee to SF Holdings pursuant to the Management Services Agreement in an amount not to exceed $1.0 million in any year (payable quarterly 15 days after each Interest Payment Date with respect to and as defined in the Securities) plus an additional amount in such year (not to exceed $1.0 million) to the extent such management fee was not payable by reason of this clause (ii) in any prior fiscal year; provided, however, that the obligation of Sweetheart Holdings and the Issuer to pay such management fee will be subordinated to the payment of all Obligations in respect of the Securities (and any Guarantee thereof) to at least the same extent as the payment of all Obligations of the Issuer in respect of the Fonda Notes are subordinated to the prior payment of the Securities;

            (iii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Sweetheart Holdings held by any member of Sweetheart Holdings' (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of this Indenture; provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $750,000 in any fiscal year or $4.0 million in the aggregate; and provided, further, that the obligation of Sweetheart Holdings and the Issuer to pay such purchase price will be subordinated to the payment of all Obligations in respect of the Securities (and any Guarantee thereof) to at least the same extent as the payment of all Obligations of the Issuer in respect of the Fonda Notes are subordinated to the prior payment of the Securities; and

            (iv) other Investments or Restricted Payments in an amount not to exceed $5.0 million.

            Any payments made pursuant to clauses (i), (iii) and (vi) of the preceding sentence will be deemed to be, and clauses (ii), (iv) and (v) of the preceding sentence will not be deemed to be, Restricted Payments for the purposes of clause (C) of the preceding paragraph.

            Not later than the date of making any Restricted Payment, Sweetheart Holdings and the Issuer shall jointly deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the required calculations were computed, which calculations may be based upon Sweetheart Holding's latest available consolidated internal quarterly financial statements.

Section 4.08. Limitation on Dividends and Other Payment Restrictions Affecting
              Subsidiaries.

            Sweetheart Holdings and the Issuer will not, and will not permit any of their Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) (i) pay dividends or make any other distributions to Sweetheart Holdings, the Issuer or any of their Subsidiaries
(A) on its capital stock or (B) any other interest or participation in, or treasured by, its profits, or

(ii) pay any interest on or principal of any Indebtedness owed to Sweetheart Holdings, the Issuer or any of their Subsidiaries, (b) make loans or advances to Sweetheart Holdings, the Issuer or any of their Subsidiaries or (c) transfer any of its properties or assets to Sweetheart Holdings, the Issuer or any of their Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) this Indenture and the Securities, and the Existing Indebtedness and permitted refinancings thereof, provided, that such Subsidiary restrictions contained in such refinancings shall be no more onerous than the restrictions in the Indebtedness refinanced, (ii) the Credit Agreement and permitted refinancings thereof, provided, that such Subsidiary restrictions contained in such refinancings of the Credit Agreement shall be no more onerous than the restrictions in the Indebtedness refinanced, (iii) applicable law, (iv) any instrument governing Acquired Indebtedness or capital stock of a person acquired by the Issuer or any of its Subsidiaries at the time of such acquisition (but not in connection with or contemplation of such acquisition), which encumbrance or restriction is not applicable to any person or the properties or assets of any person, other than the person or the property or assets of the person so acquired or its Subsidiaries, and permitted refinancings thereof, provided, that such Subsidiary restrictions contained in such refinancings shall be no more onerous than the restrictions in the Indebtedness refinanced, (v) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business and limitations imposed by the terms of Permitted Liens with respect to the assets subject to such Permitted Liens, (vi) an agreement relating to the financing of the acquisition of real or tangible personal property acquired after the date of this Indenture, provided that such encumbrance or restriction relates only to the property which is acquired and in the case of any encumbrance or restriction that constitutes a Lien, such Lien constitutes a Permitted Lien as set forth in clause (vi) of the definition of "Permitted Liens," (vii) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary,
(viii) any restriction or encumbrance contained in contracts for sale of assets permitted by this Indenture in respect of the assets being sold pursuant to such contract, and (ix) Indebtedness permitted to be incurred pursuant to Section
4.09 hereof and incurred after the date of this Indenture; provided that such encumbrances or restrictions in such Indebtedness are no more onerous than the restrictions contained in the Credit Agreement on the date of this Indenture. The foregoing limitations shall not apply to any encumbrance or restriction with respect to Lily Canada pursuant to the Lily Canada Loan Agreement or to Global, provided that no such restriction shall limit or prevent the payment of any intercompany Indebtedness payable from Lily Canada or Global to Sweetheart Cup or any of its Subsidiaries (other than Lily Canada, Global or any Subsidiary of Lily Canada or Global) in accordance with its terms.

Section 4.09. Limitation on Incurrence of Indebtedness and Issuance of
              Disqualified Stock.

            Each of Sweetheart Holdings and the Issuer will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to ("incur"), any Indebtedness or issue any Disqualified Stock, and Sweetheart Holdings will not permit any of its Subsidiaries (including the Issuer) to issue any preferred stock (except for preferred stock issued to the Issuer, Sweetheart Holdings or any Subsidiary of the Issuer or Sweetheart Holdings), except that Sweetheart Holdings, the Issuer and any of their Subsidiaries that is a Guarantor may incur Indebtedness if, (i) after giving effect thereto, Sweetheart Holding's Pro Forma Fixed Charge Coverage Ratio for the four fiscal quarters immediately preceding the date on which such

Indebtedness is incurred shall be greater than 2.0 to 1; and (ii) no Default or Event of Default shall have occurred and be continuing (which has not been waived) or would occur as a consequence thereof; provided that no Guarantee may be incurred pursuant to the provisions of this paragraph, unless the guaranteed Indebtedness is also incurred pursuant to this paragraph.

            The foregoing limitations will not apply to the incurrence of (a) Indebtedness incurred by the Issuer, Sweetheart Holdings or any of their Subsidiaries that is a Guarantor under or in respect of the Credit Agreement in a principal amount outstanding at the time of any incurrence not to exceed the greater of (x) 65% of inventory plus 85% of accounts receivables of Sweetheart Holdings and its Subsidiaries (in each case as determined in accordance with GAAP, but excluding accounts receivable that are past due by more than 60 days, accounts receivable owned by a Receivables Subsidiary and inventory and accounts receivable of Lily Canada), and (y) $215.0 million, reduced, in the case of clause (y), by the amount of the proceeds of any Asset Sales (including a Designated Asset Sale and Asset Sales to a Receivables Subsidiary) applied to repay outstanding Indebtedness under the Credit Agreement; (b) Indebtedness in respect of the Securities and Existing Indebtedness; (c) Indebtedness incurred by the Issuer, Sweetheart Holdings or any of their Subsidiaries that is a Guarantor and issued in exchange for or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund Indebtedness referred to in the immediately preceding paragraph or clause (b) above, and Indebtedness of other Subsidiaries contemplated by clause (k) below (the "Refinancing Indebtedness"); provided, however, that (i) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (plus the amount of reasonable expenses incurred thereunder) (the "Refinanced Indebtedness"), (ii) the Refinancing Indebtedness shall rank pari passu with or junior to the Refinanced Indebtedness in right of payment and such Refinancing Indebtedness shall not permit payment prior to the stated maturity thereof earlier or in circumstances other than the Refinanced Indebtedness and (iii) the Weighted Average Life to Maturity of such Refinancing Indebtedness shall be no shorter than the Weighted Average Life to Maturity of the Refinanced Indebtedness; and provided, further, that in no event may Indebtedness of the Issuer or Sweetheart Holdings that is pari passu with, or subordinated in right of payment to, the Securities be exchanged, refinanced or refunded by means of Indebtedness of any Subsidiary of Sweetheart Holdings (other than the Issuer) pursuant to this clause (c); (d) Indebtedness incurred by the Issuer, Sweetheart Holdings or any of their Subsidiaries in connection with any Hedging Obligations, performance bonds, letter of credit obligations and bank overdrafts incurred in the ordinary course of business or relating to (as determined in good faith by the Board of Directors of Sweetheart Holdings) or required by the terms of any Indebtedness permitted to be incurred pursuant to this Section 4.09; (e) additional Indebtedness of the Issuer, Sweetheart Holdings or any of their Subsidiaries that is a Guarantor (which Indebtedness may, but need not, be incurred under the Credit Agreement), including capital lease obligations and Purchase Money Obligations, in an aggregate principal amount not to exceed $25.0 million at any one time outstanding, reduced by the principal amount of any such Indebtedness repaid with Net Proceeds of Asset Sales (other than Purchase Money Obligations repaid with the Net Proceeds of Asset Sales of the assets securing such Obligations) to the extent no reduction is made pursuant to clause (a) above; (f) Indebtedness of Lily Canada incurred under the Lily Canada Loan Agreement not to exceed the greater of (1) 65% of inventory plus 85% of accounts receivables of Lily Canada and (2) Cn. $30.0 million at any time outstanding, provided that such Indebtedness is without recourse to Sweetheart Holdings or any of its

Subsidiaries or any of their respective assets (other than Lily Canada and its assets); (g) Indebtedness of Global in an amount not to exceed 65% of inventory plus 85% of accounts receivables of Global, provided that such Indebtedness is without recourse to Sweetheart Holdings or any of its Subsidiaries or any of their respective assets (other than Global and its assets); (h) Indebtedness between or among Sweetheart Holdings, the Issuer and their Subsidiaries; (i) Indebtedness incurred by the Issuer, Sweetheart Holdings or any of their Subsidiaries and arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any Obligations of Sweetheart Holdings, the Issuer or any of their Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Subsidiary of Sweetheart Holdings or the Issuer, other than Guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiary of Sweetheart Holdings or the Issuer for the purpose of financing such acquisition, in a principal amount not to exceed 25% of the gross proceeds (with proceeds other than cash or Cash Equivalents being valued at the fair market value thereof as determined by the Board of Directors of Sweetheart Holdings in good faith) actually received by Sweetheart Holdings, the Issuer or any of their Subsidiaries in connection with such dispositions, (j) Indebtedness of Sweetheart Holdings or the Issuer in an aggregate principal amount not to exceed $4.0 million at any one time outstanding incurred in connection with the purchase, redemption, acquisition, cancellation or other retirement for value of shares of capital stock of Sweetheart Holdings, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) and which were issued pursuant to any stock option plan, upon death, disability, retirement, termination of employment or pursuant to the terms of such stock option plan or any other agreement under which such stares of capital stock, options, related rights or similar securities were issued; provided that (A) such indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made subordinate in right of payment to the Securities at least to the extent that the Fonda Notes are subordinated in right of payment to the Securities, (B) such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, provides that no payments of principal of such Indebtedness by way of sinking fund, mandatory redemption or otherwise (including defeasance) may be made by the Issuer or Sweetheart Holdings at any time prior to one year after the stated maturity of the Securities and (C) the scheduled maturity of all principal of such Indebtedness is at least one year after the stated maturity of the Securities; (k) Acquired Indebtedness in an aggregate principal amount not to exceed $25.0 million at any one time outstanding (reduced by the amount of Acquired Indebtedness repaid with Net Proceeds of Asset Sales other than Asset Sales of any Subsidiary subject to such Acquired Indebtedness) that is without recourse to Sweetheart Holdings, the Issuer or any of their Subsidiaries or any of their respective assets (other than the Subsidiary acquired subject to such Acquired Indebtedness and its assets), and is not guaranteed by any such person; provided that (A) after giving pro forma effect to the incurrence thereof, Sweetheart Holdings could incur at least $1.00 of Indebtedness under the first paragraph of this Section 4.09 and (B) that any Refinancing Indebtedness with respect thereto may not be incurred by any person other than the Subsidiary that is the obligor on such Acquired Indebtedness; (l) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to the Issuer, Sweetheart Holdings or any Subsidiary of either or any of their respective assets (other than such Receivables Subsidiary and its assets), and is not guaranteed by any such person and (m) if and to the extent that the Issuer, Sweetheart Holdings and any of their Subsidiaries that are Guarantors are not then parties to any Credit Agreement, Indebtedness incurred by the Issuer, Sweetheart Holdings or any of their Subsidiaries that is a Guarantor under or in respect of a working capital facility in a principal amount outstanding, after giving effect to such incurrence, not to exceed the maximum Indebtedness that could then be incurred in accordance with clause (a)(x) above.

            Notwithstanding any other provision of this Section 4.09, a Guarantee of Indebtedness permitted by the terms of this Indenture at the time such Indebtedness was incurred will not constitute a separate incurrence of Indebtedness.

Section 4.10. Asset Sales.

            (a) Sweetheart Holdings and the Issuer will not, and will not permit any of their Subsidiaries to, directly or indirectly, consummate an Asset Sale, or sell or lease assets in one or a series of related transactions having a fair market value (as determined by the Board of Directors of Sweetheart Holdings in good faith) in excess of $1.0 million, unless, in the case of such Asset Sale (or such transaction), Sweetheart Holdings, the Issuer or any such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value, and in the case of a lease of assets, a lease providing for rent and other terms and conditions which are consistent in all material respects with the then prevailing market conditions (evidenced in each case by a resolution of the Board of Directors of such entity set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of, and at least 75% (100% in the case of lease payments) of the value of the consideration therefor received by Sweetheart Holdings, the Issuer or such Subsidiary is in the form of cash or Cash Equivalents; provided, however, that the amount of

            (x) any liabilities (as shown on Sweetheart Holdings', the Issuer's or such Subsidiary's most recent balance sheet or in the notes thereto, excluding contingent liabilities and trade payables) of Sweetheart Holdings, the Issuer or any such Subsidiary that are not subordinated by their terms to the Securities or any Guarantee thereof and that are assumed by the transferee of any such assets and

            (y) any notes or other obligations received by Sweetheart Holdings, the Issuer or any such Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by Sweetheart Holdings, the Issuer or such Subsidiary into cash, shall be deemed to be cash for purposes of this provision.

            (b) Except in the case of a Designated Asset Sale, Sweetheart Holdings, the Issuer or any of their Subsidiaries, as the case may be, may apply the Net Proceeds from an Asset Sale to

            (x)   repay Indebtedness under the Credit Agreement and

            (y) acquire all or substantially all of the assets of, or a majority of the Voting Stock of, a business that complies with
                  Section 4.19 hereof, to make a capital expenditure, or to acquire other long-term assets.

            Any Net Proceeds from an Asset Sale (other than a Designated Asset
Sale) that are not applied or invested as provided in the preceding sentence within 270 days of such Asset Sale will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Issuer will make an offer to all Securityholders and all holders of other Indebtedness that is pari passu with the Securities containing provisions similar to those set forth in this Section 4.10 to purchase the maximum principal amount of Securities and such other pari passu Indebtedness that may be purchased with the Excess Proceeds at an offer price in cash equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase. If any Excess Proceeds remain after consummation of an Asset Sale offer, Sweetheart Holdings, the Issuer or any of their Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Securities and other pari passu Indebtedness tendered into such Asset Sale offer exceeds the amount of Excess Proceeds, the Issuer will purchase Securities and such other pari passu Indebtedness on a pro rata basis. Upon completion of each Asset Sale offer, the amount of Excess Proceeds will be reset at zero.

            (c) In the case of a Designated Asset Sale, Sweetheart Holdings, the Issuer or any of their Subsidiaries, as the case may be, may apply the Net Proceeds from such Designated Asset Sale to repay term Indebtedness under the Credit Agreement to the extent that such term Indebtedness was secured by the assets sold, and repay revolving credit Indebtedness under the Credit Agreement to the extent that such Designated Asset Sale has resulted in a reduction of the revolving credit borrowing base under the Credit Agreement. Within 30 days of a Designated Asset Sale, the Issuer will make an offer ("Designated Asset Sale Offer") to all holders to purchase the maximum principal amount of Securities that may be purchased with the Net Proceeds from such Designated Asset Sale that are not applied as provided in the preceding sentence ("Applicable Designated Proceeds") at an offer price in cash equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase. If any such Applicable Designated Proceeds remain after consummation of a Designated Asset Sale Offer, Sweetheart Holdings, the Issuer or any of their Subsidiaries may use those Applicable Designated Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Securities tendered into such Designated Asset

Sale Offer exceeds the amount of Applicable Designated Proceeds, the Trustee will select the Securities to be purchased on a pro rata basis.

            (4) Any redemption of Securities as provided in this Section 4.10 shall be made in compliance with all applicable laws, including without limitation, Regulation 14E of the Exchange Act and the rules thereunder and all other applicable federal and state securities laws.

            (5) Pending final application of any Net Proceeds of an Asset Sale, the Issuer may temporarily repay revolving credit Indebtedness or otherwise apply such Net Proceeds in a manner not prohibited by this Indenture.

            (6) Notwithstanding the foregoing, at any time the Issuer is obligated to make an Asset Sale offer (other than a Designated Asset Sale offer) pursuant to this Section 4.10, the Issuer may deliver Securities to the Trustee that the Issuer has acquired, other than through an Asset Sale offer, a Designated Asset Sale Offer or a Change of Control Offer, in which case the amount of Excess Proceeds that must be applied to such Asset Sale offer shall be reduced by the principal amount of Securities so delivered.

Section 4.11. Limitation on Transactions With Affiliates.

            Each of the Issuer and Sweetheart Holdings will not, and will not permit any of their Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), except on terms that are no less favorable to the Issuer, Sweetheart Holdings or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Issuer, Sweetheart Holdings or such Subsidiary with a person who is not an Affiliate; provided, however, that (i) transactions between or among the Issuer, Sweetheart Holdings and their respective Subsidiaries, which are not otherwise prohibited by this Indenture,
(ii) any employment agreement entered into by Sweetheart Holdings, the Issuer or their respective Subsidiaries in the ordinary course of business, (iii) Permitted Investments and transactions permitted by Section 4.07 hereof, and
(iv) provision of administrative or management services by the Issuer or Sweetheart Holdings or any of their officers to any of their respective Subsidiaries and any Unrestricted Subsidiaries in the ordinary course of business, in each case, shall not be deemed Affiliate Transactions. Notwithstanding the foregoing and commencing the first fiscal year after the Securities are issued, in no case shall the Issuer or any of its Subsidiaries pay Annual Compensation to Dennis Mehiel in excess of $1.0 million.

            In addition to the foregoing, neither of the Issuer, Sweetheart Holdings nor any of their Subsidiaries will enter into any Affiliate Transaction or series of related Affiliate Transactions involving consideration having fair market value (as reasonably determined on an unencumbered basis by the Board of Directors of Sweetheart Holdings) of more than $5.0 million unless prior to consummation of such transaction or transactions, the Issuer has delivered to the Trustee on behalf of the Securityholders (x) a written opinion of a nationally recognized investment banking firm stating that such transaction is fair to the Issuer, Sweetheart Holdings or such Subsidiary, as the case may be, from a financial point of view or, (y) with respect to real property, fixed assets or equipment, a written appraisal from a nationally recognized appraiser showing such property to have a value not less than the amount of such consideration.

            Notwithstanding clause (i) of the first paragraph of this Section 4.11, in the case of a transaction or series of related transactions involving assets having a potential fair market value (as reasonably determined on an unencumbered basis by the Board of Directors of Sweetheart Holdings) of more than $75.0 million (other than a transfer to a Receivables Subsidiary in a Qualified Receivables Transaction), between or among the Issuer, Sweetheart Holdings or their Subsidiaries, Sweetheart Holdings, the Issuer and any of their Subsidiaries party to such transaction or transactions shall deliver to the Trustee, either the fairness opinion specified in the preceding paragraph or (i) an Officers' Certificate of officers of each entity that is a party thereto stating that such transaction has been duly authorized by all necessary corporate action of such entity and that, after giving pro forma effect to such transaction, there will be no material adverse effect on the results of operations (including interest income) of such entity or the ability of such entity to satisfy its Obligations under this Indenture and the Securities and
(ii) a solvency letter of a nationally recognized appraiser or investment banking firm with respect to the solvency of the Issuer and any Guarantor party to such transaction in substantially the form of the solvency letter delivered to the Trustee on the Closing Date with respect to the Issuer.

Section 4.12. Limitation on Liens.

            Neither Sweetheart Holdings, the Issuer nor any of their Subsidiaries will, directly or indirectly, create, assume or suffer to exist any Lien (other than Permitted Liens) on any asset now owned or hereafter acquired, or any income or profit therefrom.

Section 4.13. Corporate Existence.

            Subject to Article 5 hereof, each of Sweetheart Holdings and the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect (a) their corporate existence and the corporate, partnership or other existence of each of their respective Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time) and (b) their (and their Subsidiaries) rights (charter and statutory), licenses and franchises; provided, however, that Sweetheart Holdings and the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Boards of Directors of Sweetheart Holdings and the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Securityholders.

Section 4.14. Redesignation of Unrestricted Subsidiary.

            Any Unrestricted Subsidiary may be redesignated by the Issuer as a Subsidiary that is not an Unrestricted Subsidiary, provided that at the time of such designation, after giving pro forma effect to such designation as if it occurred at the beginning of the applicable four-quarter period, Sweetheart Holdings could incur $1.00 of additional Indebtedness pursuant to the Pro Forma Fixed Charge Coverage Ratio test set forth in the first paragraph of Section
4.09 hereof.

Section 4.15. Change of Control.

            In the event of a Change of Control (the time of such Change of Control being referred to as the "Change of Control Date"), Sweetheart Holdings and the Issuer shall notify the Trustee in writing of such occurrence not more than 5 Business Days (10 Business Days in the event Sweetheart Holdings shall have completed an initial public offering of its common stock (other than on Form S-8)) after the Change of Control Date and shall, jointly and severally, make an offer (the "Change of Control Offer") not more than 10 Business Days (30 Business Days in the event Sweetheart Holdings shall have completed an initial public offering of its common stock (other than on Form S-8)) after the Change of Control Date (the "Change of Control Offer Date") to purchase all Securities then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of payment. Sweetheart Holdings and the Issuer shall promptly notify the Trustee of any change in the fiscal year of the Issuer.

            Notice of a Change of Control Offer shall be mailed by the Issuer to the Securityholders at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing until the fifth Business Day preceding the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall state:

            (1) that the Change of Control Offer is being made pursuant to this
      Section 4.15 and that all Securities tendered will be accepted for payment;

            (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Change of Control Payment Date");

            (3) that any Securities not tendered will continue to accrue interest;

            (4) that, unless Sweetheart Holdings and the Issuer default in payment of the Change of Control Payment, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (5) that Securityholders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities, with the form entitled "Option of Securityholder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

            (6) that Securityholders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Securityholder, the principal amount of Securities the Securityholder delivered for purchase and a statement that such Securityholder is withdrawing his election to have such Securities purchased;

            (7) that Securityholders whose Securities are purchased only in part will be issued Securities representing the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof;

            (8) the instructions that Securityholders must follow in order to tender their Securities; and

            (9) the circumstances and relevant facts regarding such Change of Control (including but not limited to information with respect to pro forma historical financial information after giving effect to such Change of Control, information to the extent available regarding the person acquiring control and such person's business plans with respect to Sweetheart Holdings or the Issuer, as the case may be).

            The Change of Control Offer shall be made in compliance with all applicable laws, including without limitation, Regulation 14E of the Exchange Act and the rules thereunder and all other applicable federal and state securities laws. The right of the Securityholders to require Sweetheart Holdings and the Issuer to repurchase the Securities upon a Change of Control may not be waived by Sweetheart Holdings and the Issuer or the Trustee, except with the consent of the holders of a majority in aggregate principal amount of the Securities at the time outstanding.

            On the Change of Control Payment Date, the Issuer shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to the Issuer. The Paying Agent shall promptly mail to the Securityholders so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Securityholders a new Security equal in principal amount to any unpurchased portion of the Security surrendered.

Section 4.16. Amendments to Agreement.

            Neither Sweetheart Holdings nor the Issuer shall amend, modify or change in any way the Management Services Agreement, if such proposed amendments, modifications or changes, individually or in the aggregate, are adverse in any material respect to the interests of the Securityholders.

Section 4.17. Maintenance of Properties.

            Sweetheart Holdings and the Issuer shall, and shall cause each of their Subsidiaries to, maintain their properties and assets in normal working order and condition as on the date of this Indenture (reasonable wear and tear excepted) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of the business of Sweetheart Holdings, the Issuer and their Subsidiaries taken as a whole; provided that nothing herein shall prevent Sweetheart Holdings, the Issuer or any of their Subsidiaries from discontinuing any maintenance of any such properties if such discontinuance is desirable in the conduct of the business of Sweetheart Holdings, the Issuer and their Subsidiaries, taken as a whole.

Section 4.18. Maintenance of Insurance.

            Sweetheart Holdings and the Issuer shall, and shall cause each of their Subsidiaries to maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is customarily carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Sweetheart Holdings, the Issuer and their Subsidiaries operate (which may include self-insurance in comparable form to that maintained by such responsible companies).

Section 4.19. Line of Business.

            For so long as the Securities are outstanding, (i) Sweetheart Holdings, the Issuer and their Subsidiaries (other than any Receivables Subsidiary) will engage principally in the business of producing and selling disposable food service and packaging products and such other businesses as the Issuer and its Subsidiaries are engaged in on the date of this Indenture, as well as reasonable expansions or extensions thereof, and (ii) Sweetheart Holdings and the Issuer shall cause LCHC not to engage in any business other than ownership of capital stock of Lily Canada.

Section 4.20. Investment Company Act.

            None of the Issuer, the Guarantors and their respective Subsidiaries shall become an investment company subject to registration under the Investment Company Act of 1940, as amended.

                                   ARTICLE 5
                                   SUCCESSORS

Section 5.01. Merger, Consolidation or Sale of Assets.

            (a) Except in connection with a disposition of the Issuer that complies with the requirements of paragraph (b) below, the Issuer may not merge or consolidate with or into any person other than (i) a merger with or into, or a consolidation with, Sweetheart Holdings and (ii) the merger, subject to all conditions applicable to Sweetheart Holdings in paragraph (b) below, of Subsidiaries of the Issuer into the Issuer.

            (b) Sweetheart Holdings will not consolidate or merge with or into any person (whether or not Sweetheart Holdings is the surviving person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, or permit the Issuer to sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (other than to Sweetheart Holdings), in one or more related transactions to, another corporation, person or entity unless:

                  (i) Sweetheart Holdings is the surviving person or the entity or the person formed by or surviving any such consolidation or merger (it other than Sweetheart Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is organized and existing under the laws of the United States, any state thereof or the District of Columbia;

                  (ii) the person formed by or surviving any such consolidation or merger (if other than Sweetheart Holdings) or the person to which such sale, assignment, transfer, lease, or other disposition will have been made (if other than Sweetheart Holdings or the Issuer, as the case may be) assumes all the obligations of Sweetheart Holdings (or the Issuer, as the case may be) pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Securities and this Indenture;

                  (iii) immediately after giving effect to such transaction, no Default or Event of Default exists; and

                  (iv) Sweetheart Holdings or any person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (A) will have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of Sweetheart Holdings immediately preceding the transaction and (B) will be permitted by virtue of its Pro Forma Fixed Charge Coverage Ratio to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the terms of Section 4.09 hereof; provided, that such clause (B) will not apply with respect to any merger of any Subsidiary of the Issuer with or into, or a consolidation with, the Issuer, or a merger of Sweetheart Holdings or any Subsidiary of Sweetheart Holdings into any person that has conducted no business and incurred no liabilities solely for the purpose of effecting a change in the state of incorporation of Sweetheart Holdings, the Issuer or such Subsidiary.

            The parties to any transaction consummated in accordance with this
Section 5.01 shall remain subject to the requirements of this Indenture with respect to Change of Control Offers required pursuant to Section 4.15 hereof to the extent such transaction results in a Charge of Control.

            Sweetheart Holdings and the Issuer shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel covering clauses (i), (ii) and
(iii) (in the case of clause (iii), to such counsel's knowledge), stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

Section 5.02. Successor Substituted.

            Upon any consolidation or merger of Sweetheart Holdings or any sale, lease, conveyance or other disposition of all or substantially all of the assets of Sweetheart Holdings or the Issuer in accordance with Section 5.01 hereof, the successor formed by such consolidation or into or with which Sweetheart Holdings is merged or to which such sale, lease, conveyance or other disposition is made, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, Sweetheart Holdings or the Issuer, as the case may be, under this Indenture and the Securities with the same effect as if such successor person had been named as Sweetheart Holdings or the Issuer herein or therein.

                                   ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

            An "Event of Default" occurs if:

            (1) the Issuer defaults in the payment of interest on any Security (whether or not prohibited by Article 10 of this Indenture) when the same becomes due and payable and the Default continues for a period of 30 days;

            (2) the Issuer defaults in the payment of the principal of any Security (whether or not prohibited by Article 10 of this Indenture) when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, including without limitation payments due upon a Change of Control or following an Asset Sale;


            (3) the Issuer or any Guarantor defaults in the observance or performance of any other agreements of the Issuer or such Guarantor for a period that continues for 60 days after receipt of a written notice from the Trustee or from Securityholders of at least 25% of the aggregate principal amount of the Securities then outstanding, specifying such default and requiring that it be remedied

            (4) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed (other than the Securities and the Guarantees with respect thereto) by Sweetheart Holdings, the Issuer or any of their respective Subsidiaries, or the payment of which is guaranteed by Sweetheart Holdings, the Issuer or any of their respective Subsidiaries (except, in each case, for Receivables Subsidiaries) whether such Indebtedness or Guarantee now exists or is created hereafter, which default (a) is caused by a failure to pay at final maturity principal on such Indebtedness within any grace period as provided in such Indebtedness on the date of such default or (b) in the case of any default other than a payment default referred to in clause (a), has resulted in the acceleration of the maturity of such Indebtedness prior to its express maturity and under subclauses (a) or (b) of this clause (4)) the principal amount of such Indebtedness either (x) is at least $10.0 million or (y), together with the principal amount of any other such

      Indebtedness, the maturity of which has been so accelerated or which has not been paid at maturity, aggregates $10.0 million or more;

            (5) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against Sweetheart Holdings, the Issuer or any of their respective Significant Subsidiaries and such judgment or judgments remain undischarged or unstayed for a period of 60 consecutive days after their entry, provided that the aggregate of all such judgments exceeds $10.0 million:

            (6) Sweetheart Holdings, the Issuer or any of their respective Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                  (a) commences a voluntary case,

                  (b) consents to the entry of an order for relief against it in an involuntary case,

                  (c) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (d) makes a general assignment for the benefit of its
            creditors,

                  (e) admits in writing its inability to pay debts as the same become due;

            (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (a) is for relief against Sweetheart Holdings, the Issuer or any of their respective Significant Subsidiaries in an involuntary case,

                  (b) appoints a Custodian of Sweetheart Holdings, the Issuer or any of their respective Significant Subsidiaries or for all or substantially all of their property,

                  (c) orders the liquidation of Sweetheart Holdings, the Issuer or any of their respective Significant Subsidiaries, and the order or decree remains unstayed and in effect for 60 days;

            (8) any Guarantee of the Securities shall be held in any judicial proceeding to be unenforceable or invalid or otherwise ceases to be in effect (except as otherwise permitted by this Indenture) or Sweetheart Holdings, the Issuer or any Guarantor shall deny or disaffirm its obligations under a Guarantee or the Securities, which in each circumstance continues for a period of 30 days after receipt of written notice thereof from the Trustee or holders of at least 25% of the aggregate amount of the Securities then outstanding; or

            (9) the Issuer ceases to be a Wholly Owned Subsidiary of Sweetheart Holdings (except in the event of a Change of Control of the Issuer or a consolidation with or a merger of the Issuer with or into Sweetheart Holdings).

            The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

            The notices referred to in clauses (3) and (8) must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

Section 6.02.     Acceleration.

            If an Event of Default (other than an Event of Default with respect to Sweetheart Holdings or the Issuer specified in clauses (6) and (7) of Section 6.01) occurs and is continuing, the Trustee by notice to the Issuer, or the Securityholder of at least 25% in principal amount of the then outstanding Securities by written notice to the Issuer and the Trustee may declare the unpaid principal of and any accrued interest on all the Securities to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately (plus in the case of an Event of Default which is the result of an action of the Issuer intended to avoid paying a redemption premium on the Securities or to avoid restrictions on redemptions of the Securities contained in this Indenture or in the Securities, an amount of premium that would have been applicable under the Securities). If an Event of Default specified in clause (6) or (7) of Section 6.01 occurs with respect so Sweetheart Holdings or the Issuer, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. The Securityholders of a majority in principal amount of the then outstanding Securities by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured, paid or waived.

Section 6.03.     Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.     Waiver of Past Default.

            Securityholders of a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of

Default and its consequences, except a continuing Default or Event of Default in the payment of the principal of or interest on any Security held by a non-consenting Securityholder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.     Control by Majority.

            The Securityholders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Securityholders, or that may expose the Trustee to personal liability.

Section 6.06.     Limitation on Suits.

            A Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

            (1) the Securityholder gives to the Trustee written notice of a continuing Event of Default;

            (2) the Securityholders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

            (3) such Securityholder or Securityholders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

            (5) during such 60-day period the Securityholders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another
Securityholder.

Section 6.07.     Rights of Securityholders to Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Securityholder to receive payment of principal of, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security. or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Securityholder.

Section 6.08.     Collection Suit by Trustee.

            If an Event of Default specified in Section 6.01(l) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor for the whole amount of principal and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.     Trustee May File Proofs of Claim.

            The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the Securities), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Securityholders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Securityholder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

Section 6.10.     Priorities.

            If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively;

            Third: without duplication, to Securityholders for any other Obligations owing to the Securityholders under the Securities or this Indenture; and

            Fourth: to the Issuer or to such party as a court of competent jurisdiction shall direct.

            The Trustee may fix a record date and payment date for any payment to Securityholders.

Section 6.11.     Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Securityholder pursuant to Section 6.07 hereof, or a suit by Securityholders of more than 10% in principal amount of the then outstanding Securities.

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01.     Duties of Trustee.

            (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

            (2) Except during the continuance of an Event of Default:

            (a) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

            (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (a) This paragraph does not limit the effect of paragraph (2) of this Section.

            (b) In the absence of bad faith on its part, the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer.

            (c) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(1), (2) and (3) of this Section and the requirements of the TIA.

            (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

            (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.     Rights of Trustee.

            (1) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action, taken suffered or omitted by it hereunder in good faith and in reliance thereon.

            (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

Section 7.03.     Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with Sweetheart Holdings or the Issuer or an Affiliate of Sweetheart Holdings or the Issuer with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

Section 7.04.     Trustee's Disclaimer.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer's use of the proceeds from the Securities or any money paid to the Issuer or upon the Issuer's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.     Notice of Default.

            If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Securityholders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Security pursuant to Section 6-01(l) or (2) hereof, the Trustee may withhold the notice if it determines that withholding the notice is in the interests of Securityholders.

Section 7.06.     Reports by Trustee to Securityholders.

            Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to Securityholders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

            Commencing as the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Issuer shall promptly notify the Trustee when the Securities are listed on any stock exchange.

Section 7.07.     Compensation and Indemnity.

            The Issuer or the Guarantor shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer or the Guarantor shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel, except such disbursements, advances and expenses as may be attributable to its negligence or bad faith.

            The Issuer and the Guarantor shall jointly and severally indemnify the Trustee against any and all losses, liabilities or expenses incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth below. The Trustee shall notify the Issuer and Sweetheart Holdings promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer and Sweetheart Holdings shall not relieve the Issuer of its obligations hereunder. The Issuer or the Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. Neither Sweetheart Holdings nor the Issuer need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

            The obligations of the Issuer and the Guarantor under this Section
7.07 shall survive the satisfaction and discharge of this Indenture.

            To secure the Issuer's payment obligations in this Section. the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.     Replacement of Trustee.

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Issuer. The Securityholders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Issuer. The Issuer may remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (3) a Custodian or public officer takes charge of the Trustee or its property; or

            (4) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Securityholders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, Sweetheart Holdings, the Issuer or the

Securityholders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee, after written request by any Securityholder who has been a Securityholder for at least six months, fails to comply with Section 7.10, such Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.07. Notwithstanding replacement of the Trustee pursuant to this
Section 7.08. the Issuer's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.     Successor Trustee by Merger, etc.

            If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.     Eligibility; Disqualification.

            There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1) and 310(a)(5). The Trustee is subject to TIA Section 310(b).

Section 7.11.     Preferential Collection of Claims Against Issuers.

            The Trustee is subject to TIA Section 31l(a), excluding any creditor relationship listed in TIA Section 31l(b). A Trustee who has resigned or been removed shall be subject to TIA Section 31l(a) to the extent indicated therein.

                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.     Option to Effect Legal Defeasance or Covenant Defeasance.

            The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Securities, elect to have either Section 8.02 or 8.03 be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article Eight.

Section 8.02.     Legal Defeasance and Discharge.

            Upon the Issuer's exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer shall be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Securityholders to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Issuer's obligations with respect to such Securities under Sections 2.04, 2.06, 2.07, 2.10 and 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 with respect to the Securities.

Section 8.03.     Covenant Defeasance.

            Upon the Issuer's exercise under Section 8.01 of the option applicable to this Section 8.03, each of Sweetheart Holdings and the Issuer shall be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.15, 11.02 and Article 5 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Securityholders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 6.01(3) through 6.01(5), 6.01(8) and 6.01(9), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

Section 8.04.     Conditions to Legal or Covenant Defeasance.

            The following shall be the conditions to application of either
Section 8.02 or Section 8.03 to the outstanding Securities:

            (a) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Securityholders, (i) cash in United States Dollars in an amount, or (ii) non-callable United States Government Securities which through the scheduled payment, of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal or installment of principal, premium, if any, or interest, cash in United States Dollars in an amount, or (iii) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal or principal installment of, premium, if any, and interest on the outstanding Securities on the stated maturity or on the applicable redemption date. as the case may be, of such principal or installment of principal, premium, if any, or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such non-callable United States Government Securities to said payments with respect to the Securities;

            (b) In the case of an election under Section 8.02, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance has not occurred;

            (c) In the case of an election under Section 8.03, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (d) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as
Section 6.01(6) or 6.01(7) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

            (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer is a party or by which the Issuer is bound;

            (f) The Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, (i) the trust funds will not be subject to the effect of any applicable Bankruptcy Law or (ii) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Issuer (A) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Securityholders, the Trustee will hold, for the benefit of the Securityholders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise and (B) the Securityholders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used;

            (g) The Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Issuer pursuant to its election under Section 8.02 or 8.03 was not made by the Issuer with the intent of preferring the Securityholders over the creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

            (h) The Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.02 or the Covenant Defeasance under Section 8.03 (as the case may be) have been complied with as contemplated by this Section 8.04.

Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.


            Subject to Section 8.06, all money and non-callable United States Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor, if any, acting as Paying Agent) as the Trustee may determine, to the Securityholders of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to be extent required by law.

            The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable United States Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Securityholders.

            Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer's request any money or non-callable United States Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of de amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.     Repayment to the Issuer.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Securityholder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication. any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07.     Reinstatement.

            If the Trustee or Paying Agent is unable to apply any United States Dollars or non-callable United States Government Securities in accordance with
Section 8.02 or 8.03, as the may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuer make any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Securityholders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9
                                   AMENDMENTS

Section 9.01.     Without Consent of Securityholder.

            The Issuer, any Guarantor and the Trustee, as applicable, may amend or supplement this Indenture or the Securities without the consent of any
Securityholder:

            (1) to cure any ambiguity, defect or inconsistency;

            (2) to comply with Article 5 and Sections 11.03 and 11.05;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

            (4) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

            (5) to make any change that does not adversely affect the legal rights hereunder or thereunder for any Securityholder.

            Upon the request of the Issuer, accompanied by a resolution of the Boards of Directors of the Issuer and each Guarantor, as the case may be, authorizing the execution of any such supplemental indenture or amendment, and upon receipt by the Trustee of the documents described in Section 9.06 hereof required or requested by the Trustee, the Trustee shall join with the Issuer and the Guarantors, as the case may be, in the execution of any supplemental indenture or amendment authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture or amendment which affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.     With Consent of Securityholders.

            The Issuer, any Guarantor and the Trustee, as applicable, may amend this Indenture or the Securities with the written consent of the Holders of at least majority principal amount of the then outstanding Securities.

            Upon the request of the Issuer, accompanied by a resolution of the Boards of Directors of the Issuer and each Guarantor, as the case may be, authorizing the execution of any such supplemental indenture or amendment, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Securityholders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall, join with the Issuer and the Guarantors, as the case may be, in the execution of such supplemental indenture or amendment unless such supplemental indenture or amendment affects the Trustee's own rights, duties or immunities under this Indenture, or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

            It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture or amendment, but it shall be sufficient if such consent approves the substance thereof.

            After a supplemental indenture or amendment under this Section becomes effective, the Issuer shall mail to the Securityholders affected thereby a notice briefly describing the amendment or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver. Subject to Sections 6.04 and 6.07 hereof, the Securityholders of a majority in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Issuer or any Guarantor with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment or waiver under this Section may not (with respect to any Securities held by a non-consenting Securityholder):

            (1) reduce the principal amount of Securities whose Securityholders must consent to amendment or waiver;

            (2) reduce the rate of or change the time for payment of interest, including default interest, on any Security;

            (3) reduce the principal of or change the fixed maturity of any Security or alter the optional or mandatory redemption provisions or the price at which the Issuer shall offer to purchase such Securities pursuant to Sections 3.09 and 4.15 hereof;

            (4) make any Security payable in money other than that stated in the Security;

            (5) make any change in Section 6.04 or 6.07 hereof or in this sentence of this Section 9.02;

            (6) waive a Default in the payment of principal of or interest on, or redemption payment with respect to, any Security (other than a Default in the payment of an amount due as a result of an acceleration if the Securityholders rescind such acceleration pursuant to Section 6.02); or

            (7) make any changes in Article 10 of this Indenture that would adversely affect the Securityholders.

Section 9.03.     Compliance with Trust Indenture Act.

            If at the time of an amendment to this Indenture or the Securities, this Indenture shall be qualified under the TIA, every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.04.     Revocation and Effect of Consents.

            Until a supplemental indenture, an amendment or waiver becomes effective, a consent to it by a Securityholder is a continuing consent by the Securityholders and every subsequent Securityholder or portion of a Security that evidences the same debt as the consenting Securityholder's Security, even if notation of the consent is not made on any Security. A supplemental indenture, amendment or waiver becomes effective in accordance with its term and thereafter binds every Securityholder.

            The Issuer may fix a record date for determining which Securityholders must consent to such supplemental indenture, amendment or waiver. If the Issuer fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Securityholders furnished to the Trustee prior to such solicitation pursuant to Section 2.05, or (ii) such other date as the Issuer shall designate.

Section 9.05.     Notation on or Exchange of Securities.

            The Trustee may place an appropriate notation about a supplemental indenture, amendment or waiver on any Security thereafter authenticated. The Issuer in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

            Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment or waiver.

Section 9.06.     Trustee to Sign Amendment, etc.

            The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.01, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith of therewith, and that it will be valid and binding upon the Issuer and the Guarantor in accordance with its terms. Neither the Issuer nor any Guarantor may sign an amendment or supplemental indenture until the Board of Directors of the Issuer or such Guarantor, as applicable, approves it.

                                   ARTICLE 10
                             GUARANTEE OF SECURITIES

Section 10.01.    Guarantee.

            Subject to the provisions of this Article 10, each Guarantor, jointly and severally with each other Guarantor, hereby unconditionally guarantees to each Securityholder of Securities authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the Obligations of the Issuer to the Securityholders or the Trustee hereunder or under the Securities, that: (a) the principal of, and premium, if any, and interest on the Securities will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Securities and all other Obligations of the Issuer to the Securityholders or the Trustee hereunder or under the Securities (including fees, expenses or other) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or failing performance of any other Obligation of the Issuer to the Securityholders, for whatever reason, each Guarantor will be obligated to pay, or to perform or to cause the performance of, the same.

            An Event of Default under this Indenture or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Securityholders to accelerate the Obligations of each Guarantor hereunder in the same manner and to the same extent as the Obligations of the Issuer. Each Guarantor hereby agrees that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Securityholder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of its Obligations under the Securities and this Indenture. If any Securityholder or the Trustee is required by any court or otherwise to return to the Issuer, any Guarantor or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Issuer, any Guarantor any amount paid by any such entity to the Trustee or such Securityholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

            Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Securityholders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guarantor agrees that, as between it, on the one hand, and the Securityholders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of this Guarantee. A Guarantor shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Securityholders under its Guarantee.

Section 10.02.    When a Guarantor May Merge. etc.

            No Guarantor (other than Sweetheart Holdings, which is subject to Section 5.01 hereof) will consolidate or merge with or into (whether or not such Guarantor is the surviving person), another corporation, person or entity whether or not affiliated with such Guarantor (but excluding any consolidation or merger if the surviving corporation is no longer a Subsidiary) unless:

            (i) the person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Securities and this Indenture;

            (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and

            (iii) such Guarantor or any person formed by or surviving any such consolidation or merger, (A) will have Consolidated Net Worth (immediately after giving effect to such transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction and (B) would be permitted by virtue of Sweetheart Holding's Pro Forma Fixed Charge Coverage Ratio to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to Section 4.09 hereof; provided, that such clause (B) will not apply with respect to any merger of any Wholly Owned Subsidiary of the Issuer with or into, or a consolidation with, the Issuer, or a merger of Sweetheart Holdings, the Issuer or any Subsidiary into any person that has conducted no business and incurred no liabilities solely for the purpose of effecting a change in the state of incorporation of Sweetheart Holdings, the Issuer or such Subsidiary.

            The Guarantor shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing defect and an Opinion of Counsel, covering clauses (i) and (ii) (in the case of clause
(ii), to such counsel's knowledge), stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

Section 10.03.    Additional Guarantors.

            Sweetheart Holdings and the Issuer shall cause each Subsidiary which, after the date of this Indenture (i) seeks to incur Indebtedness permitted to be incurred by a Guarantor under Section 4.09 of this Indenture, or
(ii) is required pursuant to clause (ii) of the definition of "Permitted Investments" to become a Guarantor, to (a) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee which subjects such Subsidiary to the provisions of this Indenture, as a Guarantor, and (b) in the case of clause (ii) above, deliver to the Trustee an Opinion of Counsel to the extent required by clause (ii) of the definition of Permitted Investments.

Section 10.04.    Limitation of Guarantor's Liability.

            Except with respect to the Guarantee by Sweetheart Holdings, each Guarantor, and by its acceptance hereof, each Securityholder, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Trustee, the Securityholders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under this Article 10 shall be limited to the maximum amounts as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this
Article 10, result in the obligations of such Guarantor under the Guarantee of such Guarantor not constituting a fraudulent transfer or conveyance.

Section 10.05.    Release of a Guarantor.

            Upon the sale or other transfer or disposition of all of the capital stock of a Guarantor (including any foreclosure sale of any such stock by or on behalf of the holders of any Senior Indebtedness) to any person that is not an Affiliate of the Issuer in compliance with the terms of this Indenture (including Section 4.10 hereof), or in the event all Investments by Sweetheart Holdings, the Issuer or any Subsidiary in such Subsidiary are sold or otherwise transferred to a person that is not an Affiliate of the Issuer in compliance with the provisions of this Indenture (including Section 4.10 hereof), then such Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Indenture without any further action required on the part of the Trustee or any Securityholder; provided that the Net Proceeds of such sale or other dispositions are applied in accordance with this Indenture. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request of the Issuer accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this
Section 10.05.

                                   ARTICLE 11
                                  MISCELLANEOUS

Section 11.01.    Trust Indenture Act Controls.

             If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Sections 1318(c), the imposed duties shall control.

Section 11.02.    Notices.

              Any notice or communication by the Issuer, Sweetheart
Holdings, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail guaranteeing next day delivery, to the others' addresses:

            If to Sweetheart Cup or Sweetheart Holdings:

         Sweetheart Cup Company Inc.
         10100 Reisterstown Road
         Owings Mills, Maryland  21117-3815
         Attention:  General Counsel
         Telecopier No.:  [               ]

            If to any Subsidiary who becomes a Guarantor after the date hereof

         To the address listed in the supplemental indenture executed by such Subsidiary

            In each case, with a copy to

         Kramer, Levin, Naftalis & Frankel LLP
         919 Third Avenue
         New York, New York  10022
         Attention:  Shari Krouner
         Telecopier No.:  (212) 715-8000

            If to the Trustee:

         Wells Fargo Bank Minnesota, National Association
         [          ]

         Attention:  [                 ], Vice President
         Telecopier No.:  [                          ]

                  Sweetheart Cup, any Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Securityholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Securityholder shall be mailed by first-class mail, certified or registered, return receipt requested, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Issuer mails a notice of communication to the Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03. Communication by Securityholders with Other Securityholders.

                  Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.04. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Issuer and/or any Guarantor to the Trustee to take any action under this Indenture, the Issuer and/or such Guarantor, as the case may be, shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 11.05. Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination of investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person such condition or covenant has been complied with, provided, however, that with respect to matters of fact, an Opinion of Counsel may rely upon an Officers' Certificate of a public official.

Section 11.06. Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07. Legal Holidays.

                  A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York, in the city in which the Corporate Trust Office of the Trustee is located or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.08. No Recourse Against Others.

                  No director, officer, employee, agent, manager, partner, interest holder or stockholder of Sweetheart Holdings, the Issuer or any Grantor, as such, shall have any liability for any obligations of Sweetheart Holdings, the Issuer or any Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations. Each Securityholder, by accepting a Security, waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Securities. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the federal securities laws.

Section 11.09. Duplicate Originals.

                  The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

Section 11.10. Governing Law.

                  The internal law of the State of New York shall govern and be used to construe this Indenture and the Securities.

Section 11.11. No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of Sweetheart Holdings or the Issuer or their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.12. Successors.

                  All agreements of Sweetheart Holdings or the Issuer in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.13. Severability.

                  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.14. Counterpart Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.15. Table of Contents, Headings etc.

                  The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                            [Signature Page Follows]

                                   SIGNATURES

Dated as of [         ], 2003             SWEETHEART CUP COMPANY INC., as Issuer


                                          By:
                                             -----------------------------------

Attest:

-----------------------------


Dated as of [         ], 2003             SWEETHEART HOLDINGS INC., as Guarantor


                                          By:
                                             -----------------------------------

Attest:

-----------------------------


Dated as of [         ], 2003             WELLS FARGO BANK MINNESOTA, NATIONAL
                                          ASSOCIATION, as Trustee


                                          By:
                                             -----------------------------------

                                                                       EXHIBIT A

                               (FACE OF SECURITY)

                                12% SENIOR NOTES

                                    DUE 2004

No. 1                                                             $
                                                                   -------------

CUSIP:                       SWEETHEART CUP COMPANY INC.
      ------------


promises to pay to                      or registered assigns, the principal sum
                  ---------------------
of                          Dollars on July 15, 2004. Interest Payment Dates:
  -------------------------
January 15, April 15, July 15 and October 15. Record Dates: January 1, April 1, July 1 and October 1 (whether or not a Business Day).


                                          Dated:
                                                --------------------------------
                                          SWEETHEART CUP COMPANY INC.


                                          By:
                                             -----------------------------------

                                          By:
                                             -----------------------------------
                                          SWEETHEART HOLDINGS INC.,
                                          as Guarantor

                                          By:
                                             -----------------------------------

Trustee's Certificate of Authentication:

This is one of the Securities referred to in the within-mentioned Indenture:

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION, as Trustee

By
  ------------------------------
         Authorized Signature

                               (BACK OF SECURITY)

                               (BACK OF SECURITY)

                                12% SENIOR NOTES
                                    DUE 2004

         1. Interest. Sweetheart Cup Company Inc., a Delaware corporation, as obligor (the "Issuer"), promises to pay interest on the principal amount of this Security at the rate and in the manner specified below.

        The Issuer shall pay in cash interest on the principal amount of this Security at the rate per annum of 12%. The Issuer will pay interest quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing
on [        ], 2003 (each an "Interest Payment Date") to Securityholders of record at the close of business on the January 1, April 1, July 1 and October 1 next preceding the Interest Payment Date.

         Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Securities. To the extent lawful, the Issuer shall pay interest on overdue principal at the rate of 1% per annum in excess of the then applicable interest rate on the Securities; the Issuer shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

         2. Method of Payment. The issuer will pay interest on the Securities (except defaulted interest) to the persons who are registered Securityholders at the close of business on the record date next preceding the Interest Payment Date, even if such Securities are cancelled after such record date and on or before such Interest Payment Date. The Securityholder must surrender this Security to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Issuer, however, may pay principal and interest by check payable in such money. The Issuer may mail an interest check to a Securityholder's registered address.

         3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Issuer or any of its subsidiaries may act in any such capacity.

         4.       Indenture. The Issuer issued the Securities under an Indenture
dated as of [       ], 2003 (the "Indenture") among the Issuer, as obligor,
Sweetheart Holdings Inc., a Delaware corporation ("Sweetheart Holdings"), as guarantor (the "Guarantor" and, together with any Subsidiaries required to become Guarantors pursuant to the Indenture, the "Guarantors"), and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities.

Terms not otherwise defined herein shall have the meanings assigned in the Indenture. The Securities are limited to $110,000,000 in aggregate principal amount.

         5. Optional Redemption. The Issuer may redeem, at any time, all or a part of the Securities at a redemption price equal to 100% of the principal amount of such Securities, plus accrued and unpaid interest on the Securities redeemed to the applicable redemption date.

         6. Mandatory Redemption. Subject to the Issuer's obligation to make an offer to repurchase Securities under certain circumstances pursuant to Sections 4.10 and 4.15 of the Indenture (as described in paragraph 7 below), the Issuer has no mandatory or sinking fund obligations with respect to the Securities.

         7. Redemption or Repurchase at Option of Securityholder. (a) If there is a Change of Control, the Issuer will be required to offer to purchase all Securities at 101% of the principal amount thereof, plus accrued interest to the date of purchase. Securityholders that are subject to an offer to purchase will receive an offer to purchase from the Issuer prior to any related purchase date, and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing on this reverse side of this Security.

         (b) If the Issuer, any of the Guarantors or any of their Subsidiaries consummates any Asset Sale, the Issuer will be required or permitted, under certain circumstances, to apply the New Proceeds thereof to the prepayment of Obligations outstanding in respect of Senior Indebtedness (or, in the case of Subsidiaries, Acquired Indebtedness and Indebtedness of Lily Canada). If (x) no Senior Indebtedness is outstanding, or (y) the holders of Senior Indebtedness entitled or offered the right to receive payment, or the holders of Acquired Indebtedness and Indebtedness of Lily Canada entitled to receive payment, elect not to receive the payments provided for in the previous sentence or (z) the application of such Net Proceeds results in the complete prepayment of all Senior Indebtedness or Acquired Indebtedness, then such Net Proceeds or any remaining portion thereof shall be applied by the Issuer to an offer to redeem the Securities then outstanding at 100% of the principal amount of such Securities pursuant to the provisions of the Indenture.

         8. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Securityholder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between the record date and the corresponding Interest Payment Date.

         9. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Security, the Trustee, any Agent, the Issuer and the Guarantors may deem and treat the person in whose name this Security is registered as its absolute owner for the purpose of receiving payment of principal of and interest on this Security and for all other purposes whatsoever, whether or not this Security is overdue, and neither the Trustee, any Agent, the Issuer nor any Guarantor shall be affected by notice to the contrary. The registered holder of a Security shall be treated as its owner for all purposes.

         10. Amendments and Waivers. Subject to certain exceptions, the Indenture and the Securities may be amended with the consent of the Securityholders of at least a majority in principal amount of the then outstanding Securities, and any existing default (except a payment default) may be waived with the consent of the Securityholders of a majority in principal amount of the then outstanding Securities. Without the consent of any Securityholder, the Indenture and the Securities may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for assumption of the Issuer's obligations to Securityholders, to add and release Guarantors pursuant to the terms of the Indenture, to provide for uncertificated Securities, or to make any change that does not adversely affect the rights of any Securityholder.

         11. Defaults and Remedies. Events of Default under the Indenture include in summary form: (i) default for 30 days in payment of interest on the Securities (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment of principal on the Securities (whether or not prohibited by the subordination provisions of the Indenture); (iii) default in the observance or performance of any other agreements of the Issuer or any Guarantor for a period that continues for 60 days after receipt of a written notice from the Trustee or from Securityholders of at least 25% of the aggregate principal amount of the Securities then outstanding, specifying such default and requiring that it be remedied; (iv) defaults in the payment of certain other Indebtedness whether such Indebtedness now exists, or is created hereafter, which default (a) is caused by a failure to pay at final maturity principal or interest on such indebtedness within the grade period as provided in such Indebtedness on the date of such default or (b) in the case of any default other than a payment default referred to in clause (a), has resulted in the acceleration of the maturity of such Indebtedness prior to its express maturity and the principal amount of such Indebtedness (under sub-clauses (a) or (b) of this clause (iv)) either (x) is at least $10.0 million or (y), together with the principal amount of any other such Indebtedness, the maturity of which has been so accelerated or which has not been paid at maturity, aggregates $10.0 million or more; (v) certain final judgments aggregating in excess of $10.0 million remain unstayed or undischarged for a period of 60 consecutive days after their entry; (vi) certain events of bankruptcy or insolvency; (vii) any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid, or the Issuer or any Guarantor shall deny or disaffirm its obligations under a Guarantee; and (viii) subject to limited exceptions, the Issuer ceases to be a Wholly Owned Subsidiary of Sweetheart Holdings. If an Event of Default occurs and is continuing, the Trustee or the Securityholders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Securityholders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in the interests of the Securityholders. The Issuer must furnish an annual compliance certificate to the Trustee.

         12. Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer, the Guarantors or their Affiliates, and may otherwise deal with the Issuer, the Guarantors, or their Affiliates, as if it were not Trustee.

         13. No Recourse Against Others. No director, officer, employee, agent, manager, partner or interest holder or stockholder, as such, of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations. Each Securityholder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the federal securities laws.

         14. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         15. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U.G.M.A. (= Uniform Gifts to Minors Act).

         16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         17. Guarantee. This Security is initially entitled to the benefits of the Guarantee of Sweetheart Holdings and may thereafter be entitled to certain other Guaranties made for the benefit of the Securityholders. Upon the terms and subject to the conditions set forth in the Indenture, the Guarantor has, jointly and severally with any other Guarantors, unconditionally guaranteed that the principal of, and premium, if any, and interest on the Securities will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Securities and all other Obligations of the Issuer to the Securityholders or the Trustee under the Securities or the Indenture (including fees, expenses or other Obligations) will be promptly paid in full or performed. A Guarantor shall be released from its Guarantee upon the terms and subject to the conditions set forth in the Indenture.

         The Issuer will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Request may be made to:

                           Sweetheart Cup Company Inc.
                           10100 Reisterstown Road
                           Owings Mills, MD  21117-3815
                           Attention:  General Counsel

                                 ASSIGNMENT FORM

         To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to
                          ------------------------------------------------------
                             (Insert assignee's soc. sec. or tax I.D. no.,)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.

--------------------------------------------------------------------------------


Date:
      ------------------------

                         Your Signature:
                                        ----------------------------------------
                                       (Sign exactly as your name appears on the face of this Security)


Signature Guarantee.*


----------
* Your signature must be guaranteed by a commercial bank or trust company located, or having a correspondent located, in The City of New York or the city where the principal office of the registrar is located or by a member of a national security exchange.

                       OPTION OF HOLDER TO ELECT PURCHASE

1. If you want to elect to have all or any part of this Security purchased by the Issuers pursuant to Section 4.15 of the Indenture, state the amount you elect to have purchased (if all, write "ALL"):

         $
         --------------

2. If you want to elect to have this Security redeemed by the Issuer pursuant to Section 3.09 of the Indenture (Redemption by Application of Net proceeds from Asset Sales), check this box [ ]

Date:
     ---------------------



                        Your Signature:
                                       -----------------------------------------
                                       (Sign exactly as your name appears on the face of this Security:


Signature Guarantee:*


----------
* Your signature must be guaranteed by a commercial bank or trust company located, or having a correspondent located, in The City of New York or the city where the principal office of the registrar is located or by a member of a national securities exchange.

           SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY*


         The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:

                                                                           Principal Amount
                                                                           [at maturity] of
                           Amount of decrease    Amount of increase in   this Global Security       Signature of
                           in Principal Amount      Principal Amount        following such       authorized officer
                            [at maturity] of        [at maturity] of           decrease             of Trustee or
    Date of Exchange      this Global Security    this Global Security       (or increase)            Custodian
    ----------------      --------------------    --------------------       -------------            ---------


